UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

MEI PHARMA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February     , 2013

To the Stockholders of MEI Pharma, Inc.:

You are cordially invited to attend the Annual Meeting of the Stockholders of MEI Pharma, Inc., a Delaware corporation. The annual meeting, which will be held at 10:00 a.m. (Pacific Time), on Tuesday, March 26, 2013 at the offices of Morgan, Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, CA 94105-1596, unless postponed or adjourned to a later date. I look forward to meeting with as many of our stockholders as possible.

At the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and proxy statement and report on MEI Pharma’s business. You will also have an opportunity to ask questions.

On behalf of our employees and Board of Directors, I would like to express our appreciation for your continued interest in MEI Pharma, Inc.

Sincerely,

Bryan R.G. Williams

Non-Executive Chairman

MEI Pharma, Inc.

This proxy statement is dated February     , 2013 and is first being mailed or made available to stockholders of MEI Pharma on or about February     , 2013.

MEI PHARMA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 26, 2013

To the Stockholders of MEI Pharma, Inc.:

On behalf of the Board of Directors of MEI Pharma, Inc., a Delaware corporation, MEI Pharma is pleased to deliver the accompanying proxy statement in connection with the annual meeting of stockholders of MEI Pharma which will be held on Tuesday, March 26, 2013 at 10:00 a.m., local time, at the offices of Morgan , Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, CA 94105-1596, for the following purposes:

1. To elect one director to our Board of Directors to serve until the expiration of his term in fiscal year 2016 (or, if Proposal No. 3 relating to the declassification of our board of directors is approved by the stockholders at the annual meeting, until the annual meeting of stockholders for fiscal year 2014) and until his successor is elected and qualified or until his earlier resignation or removal;

2. To ratify the appointment of BDO USA, LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending June 30, 2013;

3. To approve the Amended and Restated Certificate of Incorporation to declassify our Board of Directors and to alter certain existing provisions relating to corporate opportunities presented to stockholders of the Company;

4. To approve the Amended and Restated MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan to increase the number of shares of common stock that may be subject to awards under the plan from 416,666 to 2,186,000 and to increase the number of shares of common stock that may be subject to awards granted to any individual in any calendar year from 66,666 to 400,000; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The proposals are described in more detail in this proxy statement, which MEI Pharma encourages you to read carefully and in its entirety before voting.

This year, we are using the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”), which allows us to deliver proxy materials via the Internet. We believe Notice and Access provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On February , 2013, we mailed stockholders of record a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials electronically.

The close of business on January 28, 2013 has been fixed as the record date for determining those holders of MEI Pharma common stock entitled to receive notice of and vote at the annual meeting. Accordingly, only record holders of MEI Pharma common stock at the close of business on that date are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof.

All holders of MEI Pharma common stock are cordially invited to attend the annual meeting in person. You may revoke your proxy in the manner described in this proxy statement at any time before it is voted at the annual meeting.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on March 26, 2013: MEI Pharma’s Proxy Statement, 2012 Annual Report and Form of Proxy Card are also available at https://materials.proxyvote.com/.

Your vote is important regardless of the number of shares of common stock you own. Whether or not you expect to attend the annual meeting, please submit your proxy by Internet, telephone or mail following the instructions found on your Notice of Internet Availability of Proxy Materials or proxy card so that your shares of common stock may be represented and voted at the annual meeting.

By order of the Board of Directors,

Thomas M. Zech

Secretary and Chief Financial Officer

MEI Pharma, Inc.

February     , 2013

MEI PHARMA PROXY STATEMENT TABLE OF CONTENTS

MEI PHARMA, INC.

11975 El Camino Real, Suite 101

San Diego, CA 92130

THE ANNUAL MEETING OF MEI PHARMA STOCKHOLDERS

To Be Held on Tuesday, March 26, 2013, at 10:00 a.m. (Pacific Time) at the offices of Morgan, Lewis & Bockius LLP, One Market, Spear Street Tower, San Francisco, CA 94105-1596

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on March 26, 2013

The proxy statement and annual report to security holders are available on the home page of our website at https://materials.proxyvote.com/.

Information Concerning Solicitation and Voting

In this proxy statement, “MEI Pharma”, “the Company”, “we”, “us”, and “our” refer to MEI Pharma, Inc., unless the context otherwise provides.

General

We are furnishing this proxy statement to holders of our common stock in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting to be held on March 26, 2013 and at any adjournment or postponement thereof. Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Date, Time and Place

The annual meeting of stockholders (the “Annual Meeting”) will be held on March 26, 2013, at the offices of Morgan, Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, CA 94105-1596, commencing at 10:00 a.m. local time.

Purposes of the MEI Pharma Annual Meeting

The purposes of the Annual Meeting are:

(1)	To elect one director to the Board of Directors to serve until the annual meeting of stockholders in fiscal year 2016 (or, if Proposal No. 3 relating to the declassification of our board of directors is approved by the stockholders at the annual meeting, until the annual meeting of stockholders for fiscal year 2014), and until his successor is elected and qualified or until his earlier resignation or removal;

(2)	To ratify the appointment of BDO USA, LLP as MEI Pharma’s independent registered public accounting firm for the fiscal year ending June 30, 2013;

(3)	To approve the Amended and Restated Certificate of Incorporation to declassify our Board of Directors and to alter certain existing provisions relating to corporate opportunities presented to stockholders of the Company;

(4)	To approve the Amended and Restated MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan to increase the number of shares of common stock that may be subject to awards under the plan from 416,666 to 2,186,000 and to increase the number of shares of common stock that may be subject to awards granted to any individual in any calendar year from 66,666 to 400,000; and

(5)	Any other such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof;

Record Date; Shares of Common Stock Outstanding and Entitled to Vote

We have fixed the close of business on January 28, 2013 as the record date for determination of the holders of our common stock entitled to notice of and to attend and vote at the Annual Meeting or any adjournment or postponement thereof. There were approximately 3,409 holders of record of our common stock at the close of business on the record date. At the close of business on the record date, 15,015,454 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder thereof to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. See the section titled, “Security Ownership of Certain Beneficial Owners and Management of MEI Pharma” in this proxy statement for information regarding persons known to our management to be the beneficial owners of more than 5% of the outstanding shares of our common stock.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement is solicited on behalf of the Board of Directors of MEI Pharma for use at the Annual Meeting.

If you are a stockholder of record of MEI Pharma as of the record date referred to above, you may vote in person at the Annual Meeting, via the Internet by following the instructions provided in the Notice, via telephone by calling the toll-free number found on the proxy card, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person:

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If you hold our shares in your name as the stockholder of record, you may vote those shares in person at the Annual Meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you to the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit a proxy card for your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

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If you hold shares in street name through a broker, bank or other nominee, you may vote those shares in person at the Annual Meeting only if you obtain and bring with you a signed proxy from your nominee giving you the right to vote the shares. To do this, you should contact your nominee.

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To vote on the Internet, go to the website indicated on the Notice to complete an electronic proxy card. You will be asked to provide MEI Pharma number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on March 25, 2013 to be counted.

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To vote over the telephone, dial the toll-free number on your proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. You will be asked to provide MEI Pharma number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on March 25, 2013 to be counted.

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To vote using the proxy card, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy card from the institution that holds your shares and follow the instructions included on that proxy card regarding how to instruct your broker to vote your MEI Pharma shares. If you do not give instructions to your broker, your broker can vote your MEI Pharma shares with respect to “discretionary” items but not with respect to “non-discretionary” items. The proposal relating to the election of directors is a non-discretionary item. On non-discretionary items, for which you do not give your broker instructions, the shares will be treated as broker non-votes.

All properly executed proxies that are not revoked will be voted at the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with the instructions contained in the proxy. If a holder of our common stock executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted “FOR” Proposal No. 1 electing the nominee to our Board of Directors; “FOR” Proposal No. 2 ratifying the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013; “FOR” Proposal No. 3 to approve the Amended and Restated Certificate of Incorporation declassifying our Board of Directors and altering certain provisions relating to corporate opportunities presented to stockholders of the Company; and “FOR” Proposal No. 4 to approve the Amended and Restated 2008 Stock Omnibus Equity Compensation Plan to increase the number of shares of common stock that may be subject to awards under the plan from 416,666 to 2,186,000 and to increase the number of shares of common stock that may be subject to awards granted to any individual in any calendar year from 66,666 to 400,000.

Our stockholders of record may change their vote at any time before their proxy is voted at the Annual Meeting in one of three ways. First, a stockholder of record can send a written notice to the Secretary of MEI Pharma stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, a stockholder of record can attend the Annual Meeting and vote in person. Attendance alone will not revoke a proxy. If a stockholder of record has instructed a broker to vote its shares of common stock, the stockholder must follow directions received from its broker to change those instructions.

Quorum and Vote of MEI Pharma Stockholders Required

A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of one-third of the shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the meeting would be adjourned or postponed to solicit additional proxies. Abstentions and broker non-votes will be counted towards a quorum.

For Proposal No. 1, the affirmative vote of a plurality of the votes cast is required to elect a director when a quorum is present. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) will have no effect on the election of directors.

For Proposals No. 2 and 4, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to these proposals will not be voted. Accordingly, an abstention will have the effect of a vote “against” the proposal. Broker non-votes on a proposal are not counted or deemed present or represented for determining whether stockholders have approved the proposal.

For Proposal No. 3 , the affirmative vote of the holders of 80% of the total number of votes eligible to be cast by the holders of all outstanding shares of our common stock will be required for approval. Abstentions, broker non-votes and any failure to vote will have the effect of a vote “against” the proposal.

At the record date for the Annual Meeting, the directors and executive officers of MEI Pharma owned less than 1% of the outstanding shares of MEI Pharma common stock entitled to vote at the Annual Meeting.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone, telegram or otherwise. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will pay the cost of soliciting proxies, including reimbursing its applicable brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

ELECTION OF DIRECTOR (PROPOSAL NO. 1)

The Board of Directors has nominated Charles V. Baltic III to serve as a director for a term currently scheduled to expire at the annual meeting of stockholders to be held in fiscal 2016 (or, if Proposal No. 3 relating to the declassification of our board of directors is approved by the stockholders at the annual meeting, until the annual meeting of stockholders for fiscal year 2014) and until his successor has been elected and qualified. Mr. Baltic has consented to be named herein and to serve if elected. We do not know of anything that would preclude Mr. Baltic from serving if elected. If Mr. Baltic becomes unable to stand for election as a director at the Annual Meeting as a result of an event not anticipated by the Board of Directors, the proxy may be voted for a substitute designated by the Board of Directors. A brief biography of Mr. Baltic is set forth below. The Board of Directors has determined that Mr. Baltic is an independent director within the meaning of the listing standards of the Nasdaq Capital Market.

Our restated certificate of incorporation, as amended, and amended and restated bylaws provide that the authorized number of directors shall be determined by a resolution of the Board of Directors, but shall be between two and nine. The number of directors currently authorized by the Board of Directors is seven. Under our restated certificate of incorporation, as amended, and amended and restated bylaws, our Board of Directors is divided into three classes, with the classes serving three-year staggered terms. Each class contains one-third (or if that number is not a whole number, the whole number nearest one-third) of the directors, with members of each class holding office for a three-year term. There are currently two directors whose terms expire at the annual meeting to be held in fiscal 2014, two directors whose terms expire at the annual meeting to be held in fiscal 2015 and two directors whose terms expire at the Annual Meeting. As described under “Approval of Amended and Restated Certificate of Incorporation (Proposal No. 3)”, we have also proposed for approval at the Annual Meeting the amendment and restatement of our certificate of incorporation to, among other things, declassify the Board such that all directors will be elected on an annual basis. If Proposal No. 3 is approved, Mr. Baltic, together with each of the Company’s other directors whose terms would otherwise extend beyond the annual meeting of stockholders for fiscal year 2014, has agreed to resign as a director and, if recommended by our Nominating Committee and nominated by our Board, stand for re-election at the annual meeting for fiscal year 2014.

Mr. Baltic is a member of the class of directors whose term expires at the Annual Meeting. Professor Bryan R.G. Williams, who currently serves as Chairman of the Board, is also a member of the class of directors whose term expires at the Annual Meeting. As previously announced, on January 27, 2013, Professor Williams notified the Company of his decision not to stand for re-election to the Board at the Annual Meeting. As a result, the Company has commenced a search process to fill the vacancy created by Professor Williams’s retirement from the Board. The Board has appointed Dr. Christine A. White, a current director of the Company, to serve in the newly created position of Lead Director until the Board appoints Professor Williams’s successor, which successor is also expected to serve as Chairman of the Board.

Business Experience of Nominee

Charles V. Baltic III, age 52, Director

Mr. Baltic has been a director of MEI Pharma since October 2011. Mr. Baltic has been a Managing Director and Co-Head of Healthcare at Needham & Company LLC since 2009. Prior to joining Needham, Mr. Baltic was a Managing Director and head of the biotechnology practice at CRT Capital Group from 2006 to 2008. From 2001 to 2006, he served as a Managing Director in Healthcare Investment Banking at Wachovia Securities. Prior to Wachovia, he was with Healthcare Investment Banking at Cowen and Company for six years from 1996 to 2001, ultimately serving as a Director in life sciences. Prior to beginning his investment banking career in 1996, Mr. Baltic practiced corporate and securities law with Dewey Ballantine, representing numerous healthcare and securities clients. Mr. Baltic earned his B.A and J.D. degrees from Georgetown University and an M.B.A. degree in finance from the Wharton School of the University of Pennsylvania. Mr. Baltic is a founding Trustee and past Chair of the Development Committee and current Chair of the Programs Committee of the non-profit Hope

Funds for Cancer Research. Mr. Baltic is a former Director of MedVantage Inc., a controlling interest of which was acquired by Blues Plans Inc., a consortium of the Blues Plans of Massachusetts, North Carolina, Florida, Arkansas and Illinois.

VOTE REQUIRED

Assuming a quorum is met, a nominee for director must receive a plurality of the votes cast by holders of the shares of common stock represented in person or by proxy at the Annual Meeting to be elected as a director. Votes may be cast in favor or withheld. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the election of the director.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. BALTIC AS A DIRECTOR OF MEI PHARMA.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors

Set forth below are the names and certain biographical information regarding our directors who are not being considered for re-election at the Annual Meeting.

Name	Age	Positions Held	Expiration of Term
William D. Rueckert	59	Director	Fiscal 2014 Annual Meeting of Stockholders
Christine A. White	60	Director	Fiscal 2014 Annual Meeting of Stockholders
Leah Rush Cann	53	Director	Fiscal 2015 Annual Meeting of Stockholders	*
Daniel P. Gold	58	President, Chief Executive Officer and Director	Fiscal 2015 Annual Meeting of Stockholders	*

*	If Proposal No. 3 relating the approval of the Amended and Restated Certificate of Incorporation is adopted and approved by the stockholders, each of the Company’s directors whose terms would otherwise extend beyond the annual meeting of stockholders for fiscal year 2014 has agreed to resign as a director and, if recommended by our Nominating Committee and nominated by our Board, stand for re-election at the annual meeting for fiscal year 2014.

William D. Rueckert, age 59, Director

Mr. Rueckert has been a director of MEI Pharma since April 2011. Mr. Rueckert was previously a director of MEI Pharma, Inc. between March 2007 and March 2009. Mr. Rueckert was a director of Novogen Limited, a Nasdaq-listed company, between March 2009 and December 2012, serving as its non-executive chairman beginning in October 2010. Mr. Rueckert is currently a director of Chelsea Therapeutics, Inc., a Nasdaq-listed drug development company. Mr. Rueckert is the Managing Member of Oyster Management Group LLC, an investment fund specializing in community banks. From 1991 to 2006 he was President and Director of Rosow & Company, a private investment firm based in Connecticut. Mr. Rueckert has been President and Director of Eastern Capital Development, LLC from 1999 to 2005, treasurer of Moore & Munger, Inc., a company with interests in the petroleum and resort development industries, from 1988 until 1990, and was President of United States Oil Company, a publicly traded oil exploration business, from 1981 to 1988. Among his many civic associations, Mr. Rueckert is Director and President of the Cleveland H. Dodge Foundation, a private philanthropic organization in New York City, and Chairman of the Board of the Trustees of Teachers College, Columbia University.

Christine A. White M.D., age 60, Director

Dr. White has been a director of MEI Pharma since August 2010. Dr. White served in various senior positions with Biogen Idec from 1996 to 2005, most recently as Senior Vice President, Global Medical Affairs, where she played an integral role in the development, and commercialization of oncology drugs Rituxan® and Zevalin® and oversaw Oncology, Neurology and Dermatology Global Medical Affairs. Previously, she served as the Director of Clinical Oncology Research at the Sidney Kimmel Cancer Center in San Diego from 1994 to 1996, and was a clinical oncologist and Medical Director of Oncology Research at Scripps Memorial Hospitals in La Jolla and Encinitas, California, from 1984 to 1995, most recently as Chairman, Department of Medicine. Dr. White serves as a member of the board of directors of Arena Pharmaceuticals, a clinical-stage pharmaceutical company. Within the past five years, Dr. White also served as a member of the board of directors of Genoptix Inc., a medical diagnostics company, until its acquisition by Novartis, Monogram Biosciences, a life sciences company, until its acquisition by LabCorp, and Pharmacyclics, a pharmaceutical company. Dr. White serves on the Scientific Advisory Board of Areva Med LLC. She earned her B.A. in Biology and M.D. from the University of Chicago and is Board certified in both Internal Medicine and Medical Oncology.

Ms. Leah Rush Cann, age 53, Director

Ms. Cann has been a director of MEI Pharma and chairperson of the Audit Committee since March 2009. Ms. Cann is the President of Leah Rush Cann Research and Consulting, LLC, a cancer – consulting organization which she founded in 2003. She was a research scientist with Memtec Corporation from 1984 to 1986. Ms. Cann was a research analyst with CIBC Oppenheimer from 1992 to 1999. From 1999 to 2000, she was a health care analyst with Cadence Capital, an asset manager based in Boston, Massachusetts. Ms. Cann was a senior biotechnology analyst with Wachovia Securities from 2000 to 2003. In both 1995 and 1996, The Wall Street Journal recognized Ms. Cann as an All-Star analyst. Ms. Cann received a B.A. in art history and chemistry and an M.B.A from Stetson University. She was a post-baccalaureate at the College of William and Mary and a post-graduate at Columbia University. Ms. Cann has been a trustee and member of several committees of International House in New York City for more than 10 years. She is a trustee and the chairman of the Executive Committee of the Hope Funds for Cancer Research, which she helped found in 2006.

Daniel P. Gold, PhD, age 58, President, Chief Executive Officer and Director

Dr. Gold has been President, Chief Executive Officer and a director of MEI Pharma since April 2010. From October 2009 to April 2010, Dr. Gold was Managing Partner of Theragence, Inc., a service provider that focuses on optimizing biopharmaceutical product development, which he co-founded. From July 2008 to May 2009, Dr. Gold was President and Chief Executive Officer of Prospect Therapeutics, a clinical stage, oncology focused biotechnology company. From January 2000 to May 2009, Dr. Gold was Chief Scientific Officer of Favrille, Inc., a biopharmaceutical company that focused on the development and commercialization of immunotherapies for the treatment of cancer and other diseases of the immune system, which he founded. Dr. Gold currently serves on the Board of Trustees of the Hope Funds for Cancer Research. Dr. Gold was a member of the Executive Council of the Sabin Cancer Vaccine Consortium from 2004 to 2006 and a member of the board of directors of the San Diego chapter of the Leukemia and Lymphoma Society from 1998 to 2003. Dr. Gold received a Bachelor’s degree in biology from University of California Los Angeles and received a Doctorate degree from Tufts University in Pathology/Immunology.

Information about the Board of Directors and its Committees

The Board of Directors has responsibility for the overall corporate governance of MEI Pharma.

Prior to Novogen’s distribution to its stockholders in December 2012 of substantially all of the shares of our common stock it had held prior to such date, we were a “controlled company” within the meaning given to that term by the Nasdaq Stock Market (“Nasdaq”) because Novogen owned more than 50% of the voting power of our outstanding common stock. As a controlled company, we were exempt from the requirement that our Board of Directors be composed of a majority of independent directors. Nonetheless, during the fiscal year ended June 30, 2012, a majority of the members of the Board of Directors were, and as of the date of this proxy statement, a majority of the members of the Board of Directors are, independent within the meaning of the Nasdaq rules.

The Board has established an Audit Committee to oversee our financial matters, a Compensation Committee to oversee the Company’s compensation policies, plans and programs and a Nominating Committee to assist the Board of Directors in nominating board members to be elected by the stockholders at the Annual Meeting of Stockholders and to fill vacancies and newly created directorships.

Audit Committee

The Audit Committee of the Board of Directors has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for overseeing financial and accounting activities. The Audit Committee’s responsibilities include the annual appointment of independent auditors and the review of the scope of audit and non-audit assignments and related fees, the accounting principles used in financial reporting, internal auditing and internal control procedures. The current members of the Audit Committee are Ms. Leah Cann (chairperson), Professor Bryan Williams and Dr. Christine A. White, each of whom the Board of Directors has determined is independent as defined by applicable Nasdaq and SEC rules. The Board of Directors has also determined that Ms. Cann is an “audit committee financial expert” as defined by SEC rules. The Company has adopted an Audit Committee Charter which is posted on its website at www.meipharma.com. The Audit Committee held five meetings during the fiscal year ended June 30, 2012.

Compensation Committee

The Compensation Committee acts on behalf of the Board to fulfill the Board’s responsibilities to oversee our compensation policies, plans and programs, and reviews and determines the compensation to be paid to our executive officers and directors. The Compensation Committee has the sole power to retain compensation consultants and to determine the scope of the associated engagements. The Compensation Committee also has the power to make recommendations to the full Board of Directors concerning the allocation of stock options to directors and employees. The compensation and terms of appointment of non-executive directors are set by the full Board of Directors. The Compensation Committee also consults with and considers the recommendations of the chief executive officer with respect to the appropriate level and mix of the various compensation components, focused primarily on the particular goals of applicable executives and employees in a particular year. The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.meipharma.com. Dr. Christine A. White has served as the Chair of the Compensation Committee since July 2011. The other members of the Compensation Committee are Professor Bryan Williams and Mr. William Rueckert. The Board of Directors has determined that each member of the Compensation Committee is independent as defined by applicable Nasdaq rules. The Compensation Committee met six times during the fiscal year ended June 30, 2012.

During fiscal year 2012, the Compensation Committee engaged Barney & Barney LLC as independent compensation consultants. Pursuant to the terms of its engagement, Barney & Barney provided the Compensation Committee with an analysis of the Company’s existing compensation programs for both board compensation and executive compensation. Their analysis included comparisons against a peer group comprised of companies similar to MEI Pharma. The analysis and recommendations provided by Barney & Barney related to: (i) cash compensation; (ii) equity compensation, including vesting; (iii) annual and long-term incentive programs; and (iv) additional compensation for the Chairman of the Board. Recommendations were provided to ensure our compensation programs are competitive in our industry and are consistent with our compensation philosophy. While the Compensation Committee considers peer group analysis as a component of its overall executive compensation decision process, it does not engage in benchmarking executive compensation against a specific level, range or percentile of compensation paid by other companies. See “Executive Compensation” for additional information.

Nominating Committee

During June 2012, the Board of Directors adopted a Nominating Committee Charter and appointed Professor Bryan Williams, Mr. Charles Baltic, Ms. Leah Rush Cann, Mr. William Rueckert and Dr. Christine White as members of the Company’s newly formed Nominating Committee. As of September 2012, the Nominating Committee was reduced to three members, with Mr. Baltic, Ms. Cann and Mr. Rueckert continuing as members of the committee. MEI Pharma’s Nominating Committee Charter is posted on its website at www.meipharma.com. The Nominating Committee did not meet during the fiscal year ended June 30, 2012. Prior to June 2012, the full Board of Directors had fulfilled the functions performed by the Nominating Committee as permitted under Nasdaq rules for “controlled companies” such as MEI Pharma had been prior to Novogen’s distribution of substantially all of its shares of our common stock to its shareholders as described under “Certain Relationships and Related Transactions.” Controlled companies are not subject to Nasdaq rules requiring (i) Board of Director nominations to be selected, or recommended for the Board’s selection, by either a nominating committee comprised solely of independent directors or by a majority of the independent directors on the Board of Directors and (ii) each Nasdaq-listed company to have a formal written charter or resolutions by the Board of Directors addressing the nominating process.

The Nominating Committee is responsible for assisting the Board of Directors in identifying qualified individuals who possess the desired experience and skills to serve on the Board. The Nominating Committee is also responsible for proposing chairpersons and members on committees to the Board. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board will consider all qualified director candidates identified by the Nominating Committee or by stockholders. Stockholders who would like to propose an independent director candidate for consideration for nomination by the Board of Directors at next year’s annual meeting of stockholders may do so by submitting the candidate’s name, resume and biographical information to the attention of Thomas M. Zech, Secretary, MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California 92130. All shareholder nominations received by the Secretary of MEI Pharma will be presented to the Nominating Committee for the same consideration as individuals identified by the Nominating Committee through other means.

The Nominating Committee reviews the prospective candidate’s biographical information and assesses each candidate’s independence, diversity, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards.

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making.

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

Application of these factors requires the exercise of judgment by members of the Nominating Committee when it makes recommendations to the Board of Directors and cannot be measured in a quantitative way. In addition, the Nominating Committee considers, as one factor among many, the diversity of Board candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board candidates. The Nominating Committee and the Board of Directors generally value the broad business experience and independent business judgment in the health care, life sciences and other fields of each member. Specifically, with respect to Professor Williams, the Board has relied on his experience in basic and pre-clinical cancer research. Ms. Cann is qualified for the Board based on her business experience in the health care field and her status as an “audit committee expert.” Dr. White is qualified for the Board based on her business and medical experience in the health care field, including oncology research. Mr. Rueckert is qualified for the Board based on his business experience in the investment industry. Mr. Baltic is qualified for the Board as a result of his business experience in the health care investment banking industry.

Governance Agreements

We have entered into separate governance agreements with two of the investors in our December 2012 private placement financing, Vivo Ventures Fund VII, L.P. (“Vivo”) and New Leaf Ventures II, L.P. (“New Leaf”), pursuant to which each of them is entitled to propose a candidate for election to our Board for consideration by the Nominating Committee in connection with each annual meeting of our stockholders following the effectiveness of an amended and restated certificate of incorporation eliminating our classified board of directors, and at such other times as such investor may propose. We have agreed to use our best efforts to cause the Board to elect one of the candidates proposed by Vivo or New Leaf to serve as Chairman of the Board and to cause the Board to appoint at least one of any such candidates serving on the Board to serve on each standing and special committee of the Board. All candidates proposed by Vivo and New Leaf will be presented to the Nominating Committee for the same consideration as individuals identified by the Nominating Committee through other means. Each governance agreement will terminate with respect to the applicable investor at the earliest of (i) such time as such investor and its affiliates beneficially owns all of the shares of common stock then outstanding, (ii) such time as such investor and its affiliates beneficially own less than 10% of the shares of common stock then outstanding, or (iii) the effectiveness of certain change of control transactions resulting in continuing stockholders of the Company holding less than 50% of the outstanding voting securities of the Company, its successor entity or a parent or subsidiary of its successor entity. The Company expects Vivo and New Leaf to propose candidates for consideration by the Nominating Committee to fill the current vacancy created by the increase in the size of the board from six members to seven members on December 18, 2012, as well as the vacancy that will be created upon Professor Williams’s retirement from the Board effective at the Annual Meeting.

Director Independence

Our Board of Directors has determined the independence of each director in accordance with the elements of independence set forth in the Nasdaq listing standards. Based upon information solicited from each director, our Board of Directors has determined that each of Mr. Rueckert, Dr. White, Professor Williams, Ms. Cann and Mr. Baltic have no material relationship with MEI Pharma and are “independent” within the meaning of Nasdaq’s director independence standards as currently in effect. In making the foregoing determinations, the Board of Directors has considered both the objective tests set forth in the Nasdaq independence standards and subjective measures with respect to each director necessary to determine that no relationships exist that would interfere with the exercise of independent judgment by each such director in carrying out responsibilities of a director. In the case of Mr. Rueckert, the Board’s subjective determination included consideration of his role as non-executive chairman of the board of directors of Novogen through his resignation of such position on December 7, 2012. Dr. Gold, as President and Chief Executive Officer of MEI Pharma, is not considered independent in accordance with Nasdaq’s requirements.

Board Leadership Structure

The Board of Directors does not have a policy addressing whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or if the roles should be separate. Our Board believes that it should have the flexibility to make its determination based upon what it considers to be the appropriate leadership structure for the Company at the time. The Board believes that its current leadership structure, with Dr. Gold serving as President and Chief Executive Officer and Professor Williams serving as Chairman, with Dr. White to serve as Lead Director commencing upon Professor Williams’s retirement and until a successor Chairman is elected, is appropriate for the Company at this time. The Company is currently engaged in a search for a new director to fill the vacancy on the Board created by Professor Williams’s decision not to stand for re-election, which director may also be qualified to serve as Chairman of the Board.

Board Role in Risk Oversight

Risk is an integral part of the Board and Committee deliberations throughout the year. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

Stockholder Communications with the Board of Directors

MEI Pharma’s stockholders may communicate with the Board of Directors, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of

MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130. All communications will be compiled by the Secretary and submitted to the addressee. If the Board of Directors modifies this process, the revised process will be posted on our website.

Appointment of Directors

Our certificate of incorporation and by-laws provide that the number of directors will be set by resolution of the Board, but shall be between two and nine. The number of directors is currently set at seven.

Under our current certificate of incorporation and by-laws, directors are to be elected at the annual general meeting for a term of three years unless the director is removed, retires or the office is vacated earlier. The Board is currently divided into three classes with respect to the term of office, with the terms of office of one class expiring each successive year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of MEI Pharma. It could also delay stockholders who do not agree with the policies of the Board of Directors from removing a majority of the Board of Directors for two years. As described under “Approval of Amended and Restated Certificate of Incorporation (Proposal No. 3)”, the Board has recommended for approval by the stockholders at the Annual Meeting certain amendments to our Restated Certificate of Incorporation to, among other things, declassify the Board such that directors would be elected on an annual basis, commencing with the annual meeting for the Company’s 2014 fiscal year. If the Amended and Restated Certificate of Incorporation is adopted and approved by the stockholders, each of the Company’s directors whose terms would otherwise extend beyond the annual meeting of stockholders for fiscal year 2014 has agreed to resign as a director and, if recommended by our Nominating Committee and nominated by our Board, stand for re-election at the annual meeting for fiscal year 2014.

A director may resign at any time. The resignation is effective on receipt of notice. Any or all directors may be removed with or without cause by a resolution of stockholders entitled to vote to elect directors. Vacancies from resignation or removal or expansion of the size of the board may be filled by resolution of a majority of directors then in office or by a sole remaining director, and any director so appointed shall serve for the remainder of the full term of the class of directors in which the vacancy occurred. As a result of Professor Williams’s decision not to stand for reelection to the Board at the Annual Meeting, there will be one vacancy on the Board after the Annual Meeting, which the Company has commenced a search to fill.

Attendance of Directors at Board Meetings and Shareholder Meetings

During the fiscal year ended June 30, 2012, the Board of Directors held a total of nine meetings, and each director attended at least 75% of the total number of meetings of the Board of Directors and of the meetings of each committee of the Board of Directors on which such director served. The Board of Directors also acted from time to time by unanimous written consent.

All directors are expected to attend our annual meetings of stockholders. All directors then in office attended the previous annual meeting of stockholders held in December 2011.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics policy that applies to our directors and employees (including our principal executive officer, principal financial officer, principal accounting officer and chief medical officer), and have posted the text of our policy on our website at www.meipharma.com.

Executive Officers

Our executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding our executive officers as of June 30, 2012.

Daniel P. Gold, age 58, President and Chief Executive Officer

See “Directors” above for biographical information regarding Dr. Gold.

Thomas M. Zech, age 61, Chief Financial Officer and Secretary

Mr. Zech has been Chief Financial Officer of MEI Pharma since June 2010. From May 2009 to June 2010, Mr. Zech was a consultant, providing finance and accounting advisory services to life science and technology companies. Until November 2008, Mr. Zech served as Vice President, Finance and Chief Financial Officer at Pacira Pharmaceuticals Inc., a specialty pharmaceutical company, which was the successor company to SkyePharma Inc. acquired in March 2007, from SkyePharma PLC. He transitioned to Pacira Pharmaceuticals from SkyePharma Inc., where he joined in 1999 as Controller and Corporate Secretary. Previously he held senior finance positions at Stratagene, Advanced Tissue Sciences, Allied Holdings and Psicor. Mr. Zech earned his bachelor’s degree in accounting from Lawrence Technological University and his MBA with a concentration in finance from the University of Detroit.

Robert D. Mass, MD, age 58, Chief Medical Officer

Dr. Mass has been Chief Medical Officer of MEI Pharma since June 2011. Dr. Mass has more than 20 years of experience as a medical oncologist in both clinical practice and clinical drug development. He held a number of leadership positions at Genentech from 1998 to 2009, most recently as Head of Medical Affairs, BioOncology, a position created to strategically integrate and optimize all of the non-sponsored clinical programs within the company’s oncology portfolio. He also served on the Executive Development Review Committee at Genentech, which was responsible for the review and approval of all sponsored clinical programs across the company’s therapeutic portfolio. Previously he served as clinical science leader for Herceptin from 1999 to 2002, Tarceva from 2002 to 2003, and Avastin, currently the leading oncology therapeutic worldwide, from 2003 to 2007. Prior to joining Genentech, he practiced Hematology and Medical Oncology from 1988 to 1998. After leaving Genentech, Dr. Mass served as a consultant for several oncology companies, including, since October 2010, MEI Pharma. Dr. Mass earned his bachelor’s degree in economics from Tufts University and his medical degree from Oregon Health & Science University. He completed his residency training in Internal Medicine and a fellowship in Hematology and Medical Oncology at the University of California-San Francisco and is certified by the American Board of Internal Medicine in both Internal Medicine and Medical Oncology.

EXECUTIVE COMPENSATION

Compensation Philosophy

We believe that the performance of our executive officers significantly impacts our ability to achieve our corporate goals. We, therefore, place considerable importance on the design and administration of our executive officer compensation program. This program is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest levels and to contribute to our growth and success. Our executive officer compensation program is designed to provide compensation opportunities that are tied to individual and corporate performance. Each executive officer’s compensation package is comprised of three key elements: (i) base salary, (ii) performance-based cash incentives and (iii) equity-based compensation. These elements of executive compensation are intended to align the interests of our executive officers with those of our stockholders.

Our compensation packages are also designed to be competitive in our industry. The Compensation Committee from time to time consults with compensation consultants, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation packages and in relation to our corporate goals. The Compensation Committee reviews and analyzes executive officer compensation provided by other companies in our industry. The Compensation Committee will consider, as part of its periodic compensation reviews, the extent to which additional equity awards are appropriate in order to further align the interests of our executive officers with those of our stockholders. Equity awards are granted at fair market value on the date that the grant action occurs. During fiscal year 2012, the Compensation Committee engaged Barney & Barney LLC as independent compensation consultants and considered the resulting peer group analysis and recommendations as a component of the Compensation Committee’s overall process for evaluating board and executive compensation.

Our overall compensation philosophy has been to pay our executive officers an annual base salary and to provide opportunities, through cash and equity incentives, to provide higher compensation if we satisfied certain key performance goals. While the Compensation Committee considers peer group analysis as a component of its overall executive compensation decision process, it does not attempt to benchmark executive compensation against a specific level, range or percentile of compensation paid by other companies. The main principles of our compensation strategy include the following:

•	Compensation decisions are driven by a pay-for-performance philosophy;

•	Compensation should reflect individual and corporate performance; and

•	Target annual compensation at or below the median, and allow for above-median compensation to be earned through an executive officer’s and the company’s extraordinary performance.

Compensation of Executive Officers

The table below sets forth, for the fiscal years ended June 30, 2012 and 2011, the compensation of our named executive officers.

Name and Principal Position	Year	Salary (1)($)		Bonus ($)		Stock Awards ($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Daniel P. Gold	2012	$440,000	(3)	$176,000	(4)	—	$166,000	—	—	—	$782,000
President, Chief Executive Officer & Director	2011	$400,000		$120,000		—	—	—	—	—	$520,000

Thomas M. Zech	2012	$265,000	(5)	$50,000	(6)	—	$44,051	—	—	—	$359,051
Chief Financial Officer	2011	$250,000		$50,000		—	—	—	—	—	$300,000

Robert D. Mass	2012	$116,667	(7)	$35,000	(8)	—	—	—	—	—	$151,667
Chief Medical Officer	2011	$7,292		—		—	$197,158	—	—	—	$204,450

(1)	In accordance with SEC rules, the compensation described in this table does not include various health and welfare or other benefits received by our named executive officers that were generally available to all of our regular, full-time employees, as well as certain perquisites and other benefits received by our named executive officers that in the aggregate, were less than $10,000 for any officer.
(2)	Represents the aggregate grant date fair value of options granted in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Stock Compensation,” formerly SFAS 123R. For the relevant assumptions used in determining these amounts, refer to Note 6 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on September 18, 2012.
(3)	For the fiscal year ending June 30, 2013, Dr. Gold’s annual salary was increased to $466,000.
(4)	Dr. Gold is eligible for a bonus of up to 40% of his base salary, dependent upon the achievement of certain milestones established by the Board of Directors.
(5)	For the fiscal year ending June 30, 2013, Mr. Zech’s annual salary was increased to $275,000.
(6)	Mr. Zech is eligible for a bonus of up to 20% of his base salary, dependent upon the achievement of certain milestones established by the Board of Directors.
(7)	Dr. Mass’s employment agreement provides for an initial annual salary of $350,000. Dr. Mass worked a 25% part-time schedule from the commencement of his employment with us on June 1, 2011 through February 2012. Beginning March 2012 he worked a 50% schedule. Prior to Dr. Mass’s employment with MEI Pharma, he acted as a consultant, for which MEI Pharma paid Dr. Mass $47,250 in consulting fees during the fiscal year ended June 30, 2011. For fiscal year ending June 30, 2013, Dr. Mass’s annual salary increased to $371,000, which will continue to be pro-rated.
(8)	Dr. Mass was eligible for a bonus of up to 20% of his base salary, dependent upon the achievement of certain milestones established by the Board of Directors. For the fiscal year ending June 30, 2013, Dr. Mass will be eligible for a bonus of up to 30% of his base salary upon the achievement of certain milestones established by the Board of Directors.

Outstanding Equity Awards at Fiscal Year-End

As of June 30, 2012, the following equity awards (as adjusted for the 1-for-6 reverse stock split effected on December 18, 2012) were outstanding:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Daniel P. Gold	—	16,666	(1)	—	$11.40	July 31, 2016	—	—	—	—
	9,948	8,417	(2)	—	$30.30	April 22, 2015	—	—	—	—
	9,948	8,417	(2)	—	$11.16	June 6, 2015	—	—	—	—

Thomas M. Zech	—	4,422	(1)	—	$11.40	July 31, 2016	—	—	—	—
	6,121	6,122	(3)	—	$9.12	June 17, 2015	—	—	—	—

Robert D. Mass	7,400	22,202	(4)	—	$7.68	May 31, 2016	—	—	—	—

(1)	Twenty-five percent of the options vested on August 1, 2012; the remaining seventy-five percent of the options vest in equal monthly installments over the following 36 months.
(2)	Twenty-five percent of the options vested on April 23, 2011; the remaining seventy-five percent of the options vest in equal monthly installments over the following 36 months.
(3)	Twenty-five percent of the options vested on June 18, 2011; the remaining seventy-five percent of the options vest in equal monthly installments over the following 36 months.
(4)	Twenty-five percent of the options vested on June 1, 2012; the remaining seventy-five percent of the options will vest in equal monthly installments over the following 36 months.

Employment Agreements

Employment Agreement between Daniel P. Gold and MEI Pharma

In connection with Dr. Gold’s appointment as President and Chief Executive Officer, we entered into an Employment Letter Agreement, dated April 23, 2010 with Dr. Gold (the “Gold Employment Letter”). The Gold Employment Letter provides for an annual base salary of $400,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Dr. Gold will also have the opportunity to earn an annual cash bonus in an amount up to a maximum of 40% of the base salary based on his achievement of milestones established by the Compensation Committee of the Board of Directors.

Pursuant to the terms of the Gold Employment Letter, Dr. Gold also received options to purchase 36,730 shares of our common stock in two separate tranches. The first tranche of options to purchase 18,365 shares of our common stock was granted to Dr. Gold upon his appointment as President and Chief Executive Officer on April 23, 2010, with an exercise price per share equal to the closing price of our common stock on April 23, 2010. The second tranche of options to purchase 18,365 shares of our common stock was granted to Dr. Gold on June 7, 2010, which date was within thirty (30) days following the public release of our Ovature study results in accordance with the terms of the Gold Employment Letter. Of Dr. Gold’s options, 25% vested one year from the effective date of the Gold Employment Letter and, thereafter, the remaining 75% of Dr. Gold’s initial options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of MEI Pharma, as defined in the Gold Employment Letter, Dr. Gold’s options will become fully vested. In addition, during the 12-month period following the effective date of the Gold Employment Letter, Dr. Gold’s equity interest in MEI Pharma was protected against further dilution. The Gold Employment Letter provided that if an event occurred during this 12-month period that reduced the level of Dr. Gold’s equity interest in us (as a percentage of our outstanding common stock), the Board of Directors would take such actions as may be necessary, as determined by the Board of Directors in its sole discretion, to restore Dr. Gold’s equity interest in us to the level as in effect before such event; however, no such event or adjustment occurred.

Dr. Gold may terminate his employment at any time and for any reason, upon providing three (3) months advance notice to us. Dr. Gold may terminate his employment with Good Reason (as defined in the Gold Employment Letter) by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Gold Employment Letter with or without Cause (as defined in the Gold Employment Letter) at any time. If Dr. Gold’s employment is terminated by us without Cause or by Dr. Gold for Good Reason, Dr. Gold will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Dr. Gold will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Gold Employment Letter contains confidentiality provisions.

Employment Agreement between Thomas M. Zech and MEI Pharma

In connection with Mr. Zech’s appointment as Chief Financial Officer, we entered into an Employment Letter, dated June 18, 2010, with Mr. Zech (the “Zech Employment Letter”). The Zech Employment Letter provides for an annual base salary of $250,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Mr. Zech will also have the opportunity to earn an annual cash bonus in an amount up to a maximum of 20% of the base salary based on his achievement of milestones established by the Board of Directors.

Pursuant to the terms of the Zech Employment Letter, Mr. Zech also received options to purchase 12,243 shares of our common stock, with an exercise price per share equal to the closing price of our common stock on June 18, 2010, pursuant to the terms and conditions of the Zech Employment Letter, the applicable stock option grant agreement and the 2008 Stock Omnibus Equity Compensation Plan. Of Mr. Zech’s options, 25%

vested one year from the effective date of the Zech Employment Letter and, thereafter, the remaining 75% of Mr. Zech’s initial options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of MEI Pharma, as defined in the Zech Employment Letter, Mr. Zech’s options will become fully vested.

Mr. Zech may terminate his employment at any time other than for Good Reason (as defined in the Zech Employment Letter), upon providing two (2) months advance notice to us. Mr. Zech may terminate his employment with Good Reason by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Zech Employment Letter with or without Cause (as defined in the Zech Employment Letter) at any time. If Mr. Zech’s employment is terminated by us without Cause or by Mr. Zech for Good Reason, Mr. Zech will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Mr. Zech will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Zech Employment Letter contains confidentiality provisions.

Employment Agreement between Robert Mass and MEI Pharma

In connection with Dr. Mass’s appointment as Chief Medical Officer, we entered into an Employment Letter, dated June 1, 2011, with Dr. Mass (the “Mass Employment Letter”). The Mass Employment Letter provides for an annual base salary of $350,000, subject to upward adjustment at the discretion of the Compensation Committee of the Board of Directors. Dr. Mass will also have the opportunity to earn an annual cash bonus in an amount up to a maximum of 30% of the base salary based on his achievement of milestones established by the Board of Directors. Dr. Mass works a reduced hours schedule. From the commencement of his employment through February 2012, Dr. Mass worked a 25% schedule, and in March 2012 he began working a 50% schedule. The number of hours worked by Dr. Mass may vary and the percentage rate of his annual base salary paid will vary accordingly.

Pursuant to the terms of the Mass Employment Letter, Dr. Mass also received options to purchase 29,603 shares of our common stock, with an exercise price per share equal to the closing price of our common stock on June 1, 2011, pursuant to the terms and conditions of the Mass Employment Letter and the applicable stock option grant agreement. Of Dr. Mass’s options, 25% vested one year from the effective date of the Mass Employment Letter and, thereafter, the remaining 75% of Dr. Mass’s initial options will vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of MEI Pharma, as defined in the Mass Employment Letter, Dr. Mass’s options will become fully vested. In addition, during the 12-month period following the effective date of the Mass Employment Letter, Dr. Mass’s equity interest in us was protected against further dilution. If an event occurred during this 12-month period that reduced the level of Dr. Mass’s equity interest in us (as a percentage of our outstanding common stock), the Board of Directors would take such actions as may be necessary, as determined by the Board of Directors in its sole discretion, to restore Dr. Mass’s equity interest in us to the level as in effect before such event. Accordingly, in August 2012, the Board of Directors granted Dr. Mass options to purchase an additional 38,726 shares of common stock in connection with the increase in outstanding common stock resulting from our rights offering that was completed in May 2012. Of these options, 25% will vest on the first anniversary of the option grant date and the remaining 75% will vest in equal monthly installments over the following thirty-six (36) months.

Dr. Mass may terminate his employment at any time other than for Good Reason (as defined in the Mass Employment Letter), upon providing two (2) months’ advance notice to us. Dr. Mass may terminate his employment with Good Reason by providing us with notice within sixty (60) days of the event giving rise to the Good Reason (and we do not cure the Good Reason event within thirty (30) days after receiving notice). We have the right to terminate the Mass Employment Letter with or without Cause (as defined in the Mass Employment Letter) at any time. If Dr. Mass’s employment is terminated by us without Cause or by Dr. Mass for Good Reason, Dr. Mass will be entitled to (i) a lump sum payment in an amount equal to twelve (12) months of his base salary and (ii) accelerated vesting of his options such that Dr. Mass will be vested in the same number of options as if he had continued to be employed by us for an additional twelve (12) months. The Mass Employment Letter contains confidentiality provisions.

Potential Payments Upon Termination or Change in Control

Each of Dr. Gold’s, Mr. Zech’s and Dr. Mass’s employment agreement provides for certain severance payments upon the applicable employee’s termination by us other than for cause or by the applicable employee for good reason, as such terms are defined in the respective employment agreement. Upon such a termination of employment, we will: (i) make a payment to the applicable employee in lieu of notice in an amount equal to twelve months of such employee’s base salary (as in effect at the time of such employee’s termination from employment), and (ii) accelerate the vesting of the applicable employee’s options so that such employee will be vested in the same number of shares of common stock subject to the options as if such employee had continued to be employed by us for an additional twelve (12) months. Such payment and additional option vesting will be conditional upon the execution of a customary release of claims in favor of us and our affiliates, in a form prescribed by us. The payment in lieu of notice will be paid to the applicable employee in a single lump sum payment as soon as administratively practicable after the maximum review and revocation period for the release agreement as may be required under applicable law, if any, or such earlier date as determined in our sole discretion, but in no event more than 60 days after the applicable employee’s termination of employment. If their employment had been terminated in accordance with the foregoing provisions on June 30, 2012, Dr. Gold, Mr. Zech and Dr. Mass would have been entitled to payments in the amount of $440,000, $265,000 and $175,000, respectively, and the vesting of options to purchase 16,823; 5,087 and 7,400 shares of our common stock, respectively.

In the event of a change in control of MEI Pharma, as defined in the 2008 Stock Omnibus Equity Compensation Plan, as amended, unless the Compensation Committee of the Board of Directors determines otherwise, all of the options granted to Dr. Gold, Mr. Zech and Dr. Mass will accelerate and become fully exercisable effective upon the date of the change in control. As of June 30, 2012, the exercise price of all executive officers’ outstanding options exceeded the closing price per share of our common stock on the Nasdaq Capital Market.

Compensation of Directors

The following table provides details of the fees paid to our directors who served on the Board for the fiscal year ended June 30, 2012.

Name	Fees earned or paid in cash ($)(1)	Stock Awards (S)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Bryan Williams (3)	$52,800	—	$29,700	—	—	—	$82,500
Leah Cann	$39,600	—	$29,700	—	—	—	$69,300
William Rueckert	$39,600	—	$29,700	—	—	—	$69,300
Christine White	$39,600	—	$29,700	—	—	—	$69,300
Charles V. Baltic III	$28,050	—	$29,700	—	—	—	$57,750

(1)	For the fiscal year ended June 30, 2012, our non-executive directors received cash compensation of $39,600. Charles Baltic joined the Board of Directors in October 2011, and his annual cash compensation was prorated beginning on that date.
(2)

Calculated in accordance with FASB ASC Topic 718, based on 4,194 options to purchase common stock at an exercise price of $8.04 per share, granted on October 20, 2011. One-third of such options will vest one year from the effective date of the applicable grant, thereafter, the remaining two-thirds of the options will vest in equal monthly installments over the following twenty-four (24) months, subject to continued service on the Board of Directors.
(3)	Professor Bryan Williams received cash compensation of $13,200 in connection with his services as non-executive Chairman of the Board of Directors.

Dr. Gold, President and Chief Executive Officer of MEI Pharma, does not receive any compensation for performing his duties as a director of MEI Pharma.

On October 20, 2011, the Board of Directors, upon the recommendation of the Compensation Committee, approved certain changes to the compensation paid to non-executive directors to ensure that we continue to attract, retain and motivate qualified, talented and diverse professionals to serve on the Board of Directors. Specifically, the Board of Directors approved an initial grant to each non-executive director of options to purchase a number of shares of our common stock having a value on the grant date, calculated in accordance with ASC Topic 718, equal to $29,700, or seventy five percent (75%) of the annual cash fee paid to non-executive directors as in effect on the date of grant. Accordingly, on October 20, 2011, each director received options to purchase 4,194 shares of common stock at an exercise price of $8.04 per share. One-third of such options will vest one year from the effective date of the applicable grant and, thereafter, the remaining two-thirds of the options will vest in equal monthly installments over the following twenty-four (24) months, subject to continued service on the Board of Directors. In addition, beginning with the fiscal year ending June 30, 2013, each non-executive director will receive an annual grant of options to purchase a number of shares of common stock having a value on the grant date of $15,000, which will vest one year from the date of grant. Accordingly, on September 21, 2012, each director received options to purchase 3,968 shares of common stock at an exercise price of $4.26 per share. In the event of a Change in Control, as defined in the 2008 Stock Omnibus Equity Compensation Plan, these options will become fully vested. The exercise price for each of the options awarded to each non-executive director in accordance with the foregoing will be the fair market value of our common stock on the date of the grants, and the options will expire five years from the date of grant. Each grant of options to non-executive directors in accordance with the foregoing will be made under the 2008 Stock Omnibus Equity Compensation Plan, as amended in fiscal 2012, under which 190,940 shares remained eligible for awards as of February 1, 2013. As described in this proxy statement under “Approval of Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (Proposal No. 4)”, we are proposing to further amend the plan to increase the number of shares eligible for awards from 416,666 shares to 2,186,000 shares and to increase the number of shares of common stock with respect to which grants may be made to any individual during any calendar year under the plan from 66,666 shares to 400,000 shares.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified for all expenses incurred or paid by the indemnitee in connection with a proceeding to which the indemnitee was or is a party, or is threatened to be made a party, by reason of the indemnitee’s status with or service to us or to another entity at our request. In connection with proceedings other than those by or in the right of our company and to which the indemnitee was or is a party, or is threatened to be made a party, by reason of the indemnitee’s status with or service to us or to another entity at our request, the indemnification agreements provide that an indemnitee will also be indemnified for all liabilities incurred or paid by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

The rights of each indemnitee are in addition to any other rights provided for under our Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as may be amended from time to time, and under Delaware law.

RATIFICATION OF APPOINTMENT OF BDO USA, LLP (PROPOSAL NO. 2)

Background

The Audit Committee has selected BDO USA, LLP (“BDO USA”) as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending June 30, 2013. The Board of Directors is submitting the appointment of BDO USA to the stockholders for ratification as a matter of good corporate practice.

Effective as of January 18, 2011, the Audit Committee engaged BDO USA as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2011. The Audit Committee approved the appointment of BDO USA to replace BDO Audit (NSW-VIC) Pty Ltd (formerly BDO Kendalls Audit & Assurance (NSW-VIC) Pty Limited) (“BDO Audit”) who resigned concurrent with the appointment of BDO USA effective January 18, 2011.

Each of BDO USA and BDO Audit are Member Firms of BDO International. The engagement of BDO USA and the concurrent resignation of BDO Audit as our independent auditor resulted from the effective relocation of Company management to the United States from Sydney, Australia. The report of BDO USA on MEI Pharma’s balance sheet as of June 30, 2011 and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2011, and for the period from December 1, 2000 (inception) through June 30, 2011, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. The report of BDO Audit on MEI Pharma’s balance sheets as of June 30, 2010 and June 30, 2009 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ended June 30, 2010, and for the period from December 1, 2000 (inception) through June 30, 2010, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal year ended June 30, 2011, there were no disagreements with BDO USA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO USA, would have caused BDO USA to make reference to the subject matter of the disagreement in connection with their report on Marshall Edwards’ balance sheet as of June 30, 2011 and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2011 and for the period from December 1, 2000 (inception) through June 30, 2011. During the fiscal year ended June 30, 2011, there were no disagreements with BDO Audit on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Audit, would have caused BDO Audit to make reference to the subject matter of the disagreement in connection with a report on MEI Pharma’s balance sheet as of June 30, 2011 and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2011 and for the period from December 1, 2000 (inception) through June 30, 2011.

During the fiscal years ended June 30, 2011 and June 30, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Prior to the engagement of BDO USA, neither MEI Pharma nor anyone on behalf of MEI Pharma consulted with BDO USA during the fiscal years ended June 30, 2011 and June 30, 2010 and the interim period from July 1, 2010 through January 18, 2011, in any manner regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on MEI Pharma’s financial statements, and neither was a written report provided to MEI Pharma nor was oral advice provided that BDO Audit concluded was an important factor considered by MEI Pharma in reaching a decision as to the accounting, auditing or financial reporting issue, or (b) a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Representatives of BDO USA are expected to be present at the MEI Pharma Annual Meeting. The BDO USA representatives will have an opportunity to make a statement at the meeting and are expected to be available to respond to appropriate questions.

Fees Paid to Auditors

Audit Fees

During the fiscal year ended June 30, 2012, we incurred aggregate audit fees of $107,900 to BDO USA. We also paid BDO Audit, audit fees of $25,200 during the fiscal year ended June 30, 2012. Audit fees relate to professional services rendered in connection with the audit of our annual financial statements, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings, including providing consents for inclusion of their opinion in registration statements filed with the Securities and Exchange Commission.

During the fiscal year ended June 30, 2011, we incurred aggregate audit fees of $84,500 to BDO USA and $137,800 to BDO Audit.

Except as described above, no audit-related fees were paid to BDO USA or BDO Audit during the fiscal years ended June 30, 2012 and 2011.

Tax Fees

During the fiscal year ended June 30, 2012, we incurred aggregate tax fees of $9,700 to BDO USA and incurred aggregate tax fees of $6,000 to BDO Audit. Tax fees comprise fees for professional services related to tax compliance and advice.

During the fiscal year ended June 30, 2011, we incurred aggregate tax fees of $18,400 to BDO USA and $5,750 to BDO Audit, respectively.

Other Fees

Except as described above, no other fees were paid to BDO USA or BDO Audit during the fiscal years ended June 30, 2012 and 2011.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedure for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case by case basis.

VOTE REQUIRED

The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013 will require approval by the majority of the votes cast by the holders of the shares of our common stock voting in person or by proxy at the Annual Meeting. Stockholders may vote either for or against or abstain from voting on the proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013. A failure to vote by not returning a signed proxy will have no effect on the outcome of the proposal.

In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in our stockholders’ best interest.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BDO USA, LLP TO ACT AS MEI PHARMA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of MEI Pharma has furnished the following report on its activities during the fiscal year ended June 30, 2012. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that MEI Pharma specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of our financial statements. For the fiscal year ended June 30, 2012, the members of the Audit Committee were Ms. Leah Cann (chairperson), Professor Bryan Williams and Dr. Christine White, each of whom is an independent director as defined by the applicable Nasdaq and SEC rules. The Audit Committee held five meetings during the fiscal year ended June 30, 2012.

In fulfilling its responsibilities, the Audit Committee appointed independent auditors BDO USA for the fiscal year ended June 30, 2012. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management MEI Pharma’s audited financial statements and the adequacy of its internal controls. The Audit Committee met with the independent auditors, without management present, to discuss the results of our independent auditor’s audits, their evaluations of MEI Pharma’s internal controls and the overall quality of MEI Pharma’s financial reporting.

Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its practice of recommending that the Board of Directors ask the stockholders, at their annual meeting, to ratify their appointment of the independent auditors.

The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standards Rule 3200T (AU Section 380). MEI Pharma’s independent auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent auditor the independent auditor’s independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2012 for filing with the SEC.

Ms. Leah Rush Cann

Professor Bryan Williams

Dr. Christine A. White

APPROVAL OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(PROPOSAL NO. 3)

On November 4, 2012, we entered into a Securities Purchase Agreement with Vivo Ventures Fund VII, L.P. and Vivo Ventures VII Affiliates Fund, L.P. (collectively, “Vivo”), New Leaf Ventures II, L.P. (“New Leaf”) and certain other accredited investors identified in Exhibit A thereto. Pursuant to the Securities Purchase Agreement, we agreed to use our best efforts to hold a meeting of stockholders within three months of the consummation of the transactions contemplated by the Securities Purchase Agreement to consider the approval of an Amended and Restated Certificate of Incorporation that, among other things, eliminates our classified Board of Directors, resulting in the annual election of directors, and alters certain existing provisions relating to corporate opportunities presented to stockholders of the Company. Accordingly, our Board of Directors has unanimously approved an amendment and restatement of our certificate of incorporation to declassify the Board, as well as to make certain other changes to the provisions relating to corporate opportunities, and recommends that the stockholders vote in favor of the Amended and Restated Certificate of Incorporation. In deliberating on the amendment, our Board of Directors considered the evolving standards of corporate governance and the concerns of our stockholders, as well as the benefits to the Company of the transactions contemplated by the Securities Purchase Agreement.

Classified boards have a long history of providing effective protection against coercive and/or inadequate takeovers and proxy contests that are not in the best interests of stockholders because they make it difficult for a substantial stockholder to gain control of a board without the cooperation or approval of incumbent directors. Classified boards also foster continuity and stability, not only on the board but also in the overall business of a company, since a majority of directors will always have prior experience as directors of the company. The Company’s current classified structure was adopted to take advantage of these perceived benefits. In recent years, however, there has been a growing sentiment among investors in favor of annual elections. This trend is based in part on the belief that classified boards may also reduce the accountability of directors to stockholders since stockholders are only able to evaluate and elect each director every three years. Moreover, many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing those policies.

In deciding to approve the Amended and Restated Certificate of Incorporation and to recommend the same for approval by the Company’s stockholders, the Board of Directors, assisted by the Nominating Committee, considered the arguments in favor of and against continuation of the classified Board of Directors, as well as the benefits to the Company of the transactions contemplated by the Securities Purchase Agreement, and determined that it is in the Company’s best interests to amend and restate the certificate of incorporation to eliminate the classified board of directors as proposed. In addition, the Board deemed it appropriate to modify the provisions of the certificate of incorporation relating to corporate opportunities to reflect that Novogen ceased to be the Company’s majority stockholder in December 2012.

Article Tenth of our Restated Certificate of Incorporation currently divides our Board of Directors into three classes of approximately equal size, composed of directors each serving terms of office of three years. Article Tenth would be deleted from the Amended and Restated Certificate of Incorporation as Delaware law provides that, unless otherwise provided in a company’s certificate of incorporation, directors are to be elected on an annual basis.

As described in “Certain Relationships and Related Party Transactions – Transactions and Corporate Opportunities”, Article Fourth of our current Restated Certificate of Incorporation defines and delineates the respective rights and duties of us, Novogen and some of our officers and directors relating to potential business opportunities that are the same as, or similar to, our business activities. While Novogen held at least 20% of our outstanding common stock, neither Novogen nor its officers, directors, affiliates or subsidiaries had any duty to refrain from pursuing, or liability for any breach of fiduciary duty by reason of pursuing, any of these opportunities. If approved, the Amended and Restated Certificate of Incorporation will provide that no stockholder, nor any of its officers, directors, stockholders, affiliates, subsidiaries or employees, have a duty to refrain from pursuing, or liability for any breach of fiduciary duty as a stockholder by reason of pursuing, any of these opportunities, except where such opportunity is offered to certain of these individuals solely in their capacity as an officer or director of the Company. The Amended and Restated Certificate of Incorporation will also eliminate certain provisions that no longer apply as a result of Novogen’s ceasing to own a majority of our common stock, including certain indemnification obligations of the Company for liabilities arising out of actions against Novogen for any alleged breach of duty that was permitted under Article Fourth.

If the Amended and Restated Certificate of Incorporation is adopted and approved by the stockholders, each of the Company’s directors whose terms would otherwise extend beyond the annual meeting of stockholders for fiscal year 2014 has agreed to resign as a director and, if recommended by our Nominating Committee and nominated by our Board, stand for re-election at the annual meeting for fiscal year 2014.

If approved by the stockholders at the Annual Meeting, the proposed amendment and restatement of our certificate of incorporation will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. We intend to file the Amended and Restated Certificate of Incorporation as soon as practicable after the Annual Meeting.

The full text of the proposed Amended and Restated Certificate of Incorporation is attached as Annex A to this proxy statement, and is incorporated herein by reference. You are also encouraged to read the entire text of our current Restated Certificate of Incorporation, which was filed as Exhibit 3.1 to our Registration Statement on Form S-1 filed with the SEC on September 25, 2003.

VOTE REQUIRED

The approval of the Amended and Restated Certificate of Incorporation will require approval by eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of MEI Pharma common stock. Stockholders may vote either for or against or abstain from voting on the proposal to amend and restated to the certificate of incorporation. Abstentions, broker non-votes and any failure to vote will have the effect of a vote “against” this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

APPROVAL OF AMENDED AND RESTATED

2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN

(PROPOSAL NO. 4)

MEI Pharma’s 2008 Stock Omnibus Equity Compensation Plan, which we refer to as the “Equity Plan,” was initially adopted in 2008 as the “MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan” and subsequently amended and restated in 2011 to reflect an increase in the number of shares of common stock with respect to which grants could be made, both in the aggregate and to any individual. Effective January 30, 2013, the MEI Pharma Board of Directors has amended and restated the Equity Plan, subject to the approval of our stockholders, to (1) increase the number of our shares of common stock with respect to which grants may be made under the Equity Plan from 416,666 shares to 2,186,000 shares, all of which shares may be subject to incentive stock options (“ISOs”), (2) increase the number of our shares of common stock with respect to which grants may be made to any individual during any calendar year under the Equity Plan from 66,666 shares to 400,000 shares and (3) make certain other changes to clarify the meaning and operation of various provisions of the Equity Plan, conform the Equity Plan to recent regulatory developments, and update the effective date of the amended and restated Equity Plan.

The MEI Pharma Board of Directors believes that the number of shares of our common stock provided for under the Equity Plan and the limit on the number of shares permitted to be granted to any individual in any calendar year will not be sufficient in view of the substantial increase in the number of outstanding shares of common stock resulting from the Company’s December 2012 issuance of common stock and warrants to purchase common stock in a private placement transaction (the “December 2012 Private Placement”) and other strategic initiatives being undertaken by the Company. The Board of Directors has concluded that the Company’s ability to attract, retain and motivate top quality employees, officers, directors, advisors and consultants is material to its success, and would be enhanced by its continued ability to grant equity compensation under the Equity Plan and facilitate the grant of larger annual awards from time to time. Additionally, over the next several years, we may engage in additional equity financings that may have the effect of diluting the value of awards previously made under the Equity Plan. Thus, the Board of Directors believes that the interests of the Company and the interests of its stockholders will be advanced if employees, officers, directors, advisors and consultants can continue to be offered the opportunity to acquire or increase their proprietary interests in the company and that awards can be made to offset the effect of any capital-raising efforts. The Board of Directors, therefore, believes that the availability of more shares under the Equity Plan and the increase in the number of shares permitted to be granted to any individual in any calendar year will ensure that there will continue to be a sufficient number of shares with which to achieve our compensation strategy.

The other proposed amendments are intended to limit, clarify, and update the Equity Plan in various respects. The proposed amendments also provide that it is our intention that, where applicable, awards conform to sections 162(m), 409A, 280G of the of the Internal Revenue Code of 1986, as amended (the “Code”), Rule 16b-3 under the Exchange Act, and the Dodd-Frank Act. Finally, the proposed amendments update the effective date of the amended and restated Equity Plan.

We are seeking stockholder approval (i) in order to meet the published listing requirements of the NASDAQ Capital Market, (ii) so that compensation attributable to grants under the Equity Plan may qualify for an exemption from the $1,000,000 deduction limit under section 162(m) of the Code (see discussion of “Material Federal Income Tax Consequences” below), and (iii) in order for ISOs to meet the requirements of the Code.

The Equity Plan, as amended and restated, is set forth in Annex B to this proxy statement, and the following description of the Equity Plan is only intended to be a summary of the key provisions of the Equity Plan as proposed to be amended by this proposal. Such summary is qualified in its entirety by the actual text of the Equity Plan to which reference is made.

Description of the Equity Plan as Proposed to be Amended and Restated

The purpose of the Equity Plan is to provide a means for us to attract, retain, motivate and reward present and prospective advisors, employees and non-employee directors by increasing their ownership interests in the company. Under the Equity Plan, individual awards may take the form of: (i) options to purchase shares of MEI Pharma common stock, including ISOs, non-qualified stock options or both; (ii) SARs; (iii) restricted stock, consisting of shares of MEI Pharma stock that are subject to forfeiture based upon the failure to satisfy employment-related restrictions; (iv) deferred stock, representing the right to receive shares of MEI Pharma stock in the future; (v) bonus stock and awards in lieu of cash compensation; (vi) dividend equivalents, consisting of a right to receive cash, other awards or other property equal in value to dividends paid with respect to a specified number of shares of MEI Pharma stock; or (vii) other awards, not otherwise provided for, denominated or payable in, or the value of which is based in whole or in part upon the market or book value of, MEI Pharma stock. Dividend Equivalents may be paid, distributed or accrued in connection with any award issued under the Equity Plan, whether or not vested. Awards granted under the Equity Plan are generally not assignable or transferable, except by the laws of descent and distribution, unless permitted by MEI Pharma’ compensation committee.

If and to the extent options and SARs granted under the Equity Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Equity Plan. Shares of common stock surrendered in payment of the exercise price of an option, or withheld for payment of taxes, shall not be available for re-issuance under the Equity Plan. Upon the exercise of an option through a net exercise procedure, or upon the exercise of a SAR, both for purposes of calculating the number of shares remaining available for issuance under the Equity Plan and the number of shares remaining available for exercise under such option or SAR, the number of such shares shall be reduced by the gross number of shares for which the option or SAR is exercised and without regard to any cash settlement of a SAR. Except as provided with respect to cash settlement of SARs, to the extent that any grants are paid in cash and not in shares of common stock, any shares previously subject to such grants shall again be available for issuance or transfer under the Equity Plan and shall not count against the share limits for purposes of shares available under the Equity Plan.

The Equity Plan is generally administered by the compensation committee of the Board of Directors, except that Board of Directors will perform the committee’s functions under the Equity Plan for purposes of grants of awards to members of the committee, and, to the extent permitted under applicable law and regulation, may perform any other function of the committee as well. The compensation committee has the authority, among other things, to: (i) select the present or prospective advisors, employees and non-employee directors entitled to be granted awards under the Equity Plan; (ii) determine the types of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards; (iii) determine the number of shares of MEI Pharma common stock or units or rights covered by an award; and (iv) determine the other terms and conditions of any award, including, without limitation, any restrictions or limitations on transfer, any vesting schedules or the acceleration thereof and any forfeiture provisions or waivers thereof. Whether and to what extent terms of awards under the Equity Plan will be standardized has not yet been determined. However, the exercise price at which shares of MEI Pharma common stock may be purchased pursuant to the grant of stock options under the Equity Plan may not be less than 100% of the fair market value of the shares covered by such grant on the date of grant, measured at the closing market price of the common stock on such date. The compensation committee’s authority with respect to awards to employees who are not directors or executive officers may be delegated to our officers or managers, including our Chief Executive Officer. This delegation may be revoked at any time.

MEI Pharma’ present and prospective directors, officers, employees, advisors and consultants and those of its subsidiaries and affiliates are eligible for awards under the Equity Plan. As of February 1, 2013, MEI Pharma estimates that approximately 17 individuals were eligible to participate in the Equity Plan, including its three executive officers and five non-employee directors. Since the selection of participants and their awards are to be determined in the discretion of the Compensation Committee, such individuals and their awards are not presently determinable.

As noted above, the maximum number of shares of MEI Pharma common stock with respect to which awards may be made under the Equity Plan, as proposed to be amended and restated, may not exceed 416,666 shares, all of which may be shares of common stock subject to ISOs.

As of February 1, 2013, 225,726 shares of MEI Pharma common stock were subject to outstanding awards under the Equity Plan, and no shares of common stock had been issued pursuant to the exercise or settlement of any awards granted under the Equity Plan since its inception in 2008. Accordingly, as of such date, under the current Equity Plan, 190,940 additional shares could be the subject of new awards and 225,726 shares would remain to be issued in settlement or exercise of outstanding awards. Under the Equity Plan as proposed to be amended and restated, and assuming no new grants or settlements or exercises of awards before this proposal becomes effective, 1,769,334 additional shares could be the subject of new awards and 225,726 shares would remain to be issued in settlement or exercise of outstanding awards. The number and kind of shares of MEI Pharma common stock provided for under the Equity Plan is subject to adjustment, as discussed below.

As noted above, the Equity Plan, as proposed to be amended and restated, also provides that, during any calendar year, no participant may be granted awards that may be settled by delivery of more than 400,000 shares of MEI Pharma common stock, subject to adjustment.

In the event that our compensation committee determines that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares or other securities, stock dividend or other special, large and non-recurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects our shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of stock reserved and available for awards under the Equity Plan, including shares reserved for ISOs; (ii) the number and kind of shares of stock specified in the annual per-participant limitations under the Equity Plan; (iii) the number and kind of shares of outstanding restricted stock or other outstanding awards in connection with which shares have been issued; (iv) the number and kind of shares that may be issued in respect of other outstanding awards; and (v) the exercise price, grant price or purchase price relating to any award (or, if deemed appropriate, the committee may make provision for a cash payment, including, without limitation, payment based upon the intrinsic (i.e., in-the-money) value, if any, with respect to any outstanding award). In addition, the compensation committee shall make appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including, without limitation, cancellation of unexercised or outstanding awards, or substitution of awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a change in control) affecting us or our financial statements, or in response to changes in applicable law, regulation, or accounting principles.

Except as otherwise provided in individual award agreements, all conditions and restrictions relating to the continued performance of services with respect to the exercisability or full enjoyment of an award will accelerate or otherwise lapse immediately prior to a “change in control” (as defined in the Equity Plan). Upon the consummation of any transaction whereby we become a wholly-owned subsidiary of any corporation, all options outstanding under the Equity Plan will terminate (after taking into account any accelerated vesting), with or without the payment of any consideration therefor, including, without limitation, payment of the intrinsic (i.e., in-the-money) value of such options, as determined by the committee, unless such other corporation continues or assumes the Equity Plan as it relates to options then outstanding (in which case such other corporation will be treated as us for all purposes under the Equity Plan, and, the compensation committee of such other corporation shall make appropriate adjustment in the number and kind of shares of stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Equity Plan is not to be so assumed, we will notify the participant at least ten days in advance of the consummation of such transaction.

As to any award granted as a stock option or SAR, the Equity Plan includes a restriction providing that the compensation committee may not, without prior stockholder approval to the extent required under applicable law or regulation, subsequently reduce the exercise price or grant price relating to such award, or take such other actions as may be considered a “repricing” of such award within the meaning given to “repricing” in accordance with the applicable stock exchange in which such shares of company stock are registered, as in effect from time to time. Adjustments to the exercise price or number of shares of MEI Pharma common stock subject to a stock option or SAR to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”

All awards under the Equity Plan are subject to the applicable provisions of the MEI Pharma’ clawback or recoupment policy, as such policy may be in effect from time to time.

The Equity Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without stockholder approval unless such approval is required by law or regulation, including, without limitation, under the rules of any stock exchange or automated quotation system on which MEI Pharma’ common stock is then listed or quoted. The compensation committee may waive any conditions or amend, alter, suspend, discontinue or terminate any award under the Equity Plan. No such change to the Equity Plan or any award may, without the participant’s consent, materially impair the rights of the participant under an outstanding award except as provided in the Equity Plan or applicable award agreement.

Material Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the Equity Plan. This discussion is intended for the information of MEI Pharma stockholders considering how to vote at the MEI Pharma Annual Meeting and not as tax guidance to individuals who may participate in the Equity Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign laws.

The grant of an option or SAR will create no tax consequences for the participant or MEI Pharma. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and MEI Pharma will receive no tax deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable stock received. In each case, MEI Pharma will generally be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of stock acquired upon the exercise of an option or SAR generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such stock (or the exercise price of the option in the case of stock acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to MEI Pharma in connection with a disposition of stock acquired upon the exercise of an option or other award, except that MEI Pharma will generally be entitled to a tax deduction (and the participant will recognize ordinary taxable income) if stock acquired upon exercise of an ISO is disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the Equity Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the cash or fair market value of stock or other property received. MEI Pharma will generally be entitled to a tax deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the stock or other property received at the first time the stock or other property becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. MEI Pharma will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of the stock or other property rather than upon the lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such stock or property, the participant would not be entitled to any tax deduction, including capital loss, for the value of the stock or property on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within 30 days after the receipt of the stock or other property.

As discussed above, in certain cases the federal income tax deduction to which MEI Pharma otherwise is entitled may be limited by application of section 162(m) of the Code, which generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer and certain of its other most highly compensated executive officers in excess of $1,000,000 in any year; however, compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap. MEI Pharma intends that options and SARs granted under the Equity Plan at the fair market value of its common stock on the date of grant will qualify as performance-based compensation. Stock units, performance units, stock awards, dividend equivalents and other awards granted under the Equity Plan will qualify as performance-based compensation only when MEI Pharma’ Compensation Committee conditions such grants on the achievement of specified performance goals in accordance with the requirements of section 162(m) of the Code.

Under section 409A of the Code, an award under the Equity Plan may be taxable to the participant at 20 percentage points above ordinary federal income tax rates at the time the award becomes vested, plus interest and penalties, even if that is prior to the delivery of cash or stock in settlement of the award, if the award constitutes “deferred compensation” under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

The Equity Plan provides that MEI Pharma has the right to require participants under the Equity Plan to pay it an amount necessary for it to satisfy its federal, state, local and foreign tax withholding obligations with respect to such awards. MEI Pharma may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. Unless the Compensation Committee or its designee determines otherwise, a participant may satisfy this withholding obligation by having shares acquired pursuant to the award withheld.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the amended and restated MEI Pharma, Inc. 2008 Stock Omnibus Compensation Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE MEI PHARMA, INC. 2008 STOCK OMNIBUS COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS UNDER THE PLAN BY 1,769,334 AND TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO AWARDS GRANTED TO ANY INDIVIDUAL DURING ANY CALENDAR YEAR BY 333,334.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Novogen was our majority shareholder from our inception through December 3, 2012. On such date, Novogen completed the distribution of substantially all of its MEI Pharma common stock to its shareholders. Historically, we licensed from Novogen the rights to Novogen patents and applications for our lead isoflavone-based drug candidates, as well as other compounds. Additionally, Novogen historically provided research and development services and administrative and finance services to us under service agreements. The license agreements were terminated in May 2011 in conjunction with our purchase of a portfolio of isoflavone-related assets from Novogen, which we refer to as the “Isoflavone Transaction”. The service agreements were terminated in December 2010.

The agreements we have entered into with our former parent corporation, Novogen, are each summarized below. As Novogen was our parent corporation, each of our agreements with Novogen is considered a related party transaction. Our Code of Business Conduct and Ethics provides that our Audit Committee, which is composed of independent directors in accordance with both Nasdaq and SEC guidelines, review and approve all related party transactions. As such, each of these agreements were reviewed and approved by the majority of the members of our Audit Committee who did not have an interest in the transactions. We believe that each of our executed agreements with Novogen was on terms as favorable to us as we could have obtained from unaffiliated third parties. The descriptions below are only a summary of what we believe are the material provisions of the agreements.

Isoflavone Transaction; Termination of License Agreements

In May 2011, we purchased from Novogen and Novogen Research Pty Limited, a wholly owned subsidiary of Novogen, certain assets used in or generated under or in connection with the discovery, development, manufacture and marketing of intellectual property and products based on the field of isoflavonoid technology and on compounds known as isoflavones, including those related to the drug candidates Phenoxodiol, Triphendiol, NV-143 and NV-128 (the “Isoflavone-related Assets”). In exchange, we issued to Novogen 1,000 shares of Series A Convertible Preferred Stock and assumed specified potential liabilities related to these assets. The foregoing transactions are referred to collectively herein as the “Isoflavone Transaction”. In November 2012, we issued 804,500 shares of common stock to Novogen upon its conversion of the Series A Convertible Preferred Stock.

Prior to the consummation of the Isoflavone Transaction, we had license agreements with Novogen for the use of some of the Isoflavone-related Assets in the development and commercialization of drugs for the treatment of cancer. These agreements, which were terminated upon consummation of the Isoflavone Transaction as described below, covered only applications of such assets for use in the treatment of cancer, excluding dermatological applications, and not all possible therapeutic indications. The Isoflavone-related Assets also include patent families which we had not previously licensed, and which may provide additional product candidate development opportunities.

Upon the consummation of the Isoflavone Transaction, each of the following agreements, along with any other agreements relating thereto, with respect to the Isoflavone-related Assets, was terminated:

•

Phenoxodiol License Agreement. In September 2003, the Company entered into the Phenoxodiol license agreement with Novogen. The agreement, which was subsequently amended, covered uses of Phenoxodiol in the field of prevention, treatment or cure of cancer in humans delivered in all forms except topical applications. The Company paid Novogen a total of $16 million in fiscal years 2004 through 2007 under the terms of the agreement.

Prior to its termination, the Phenoxodiol license agreement provided for additional future payments. Until the expiration of the exclusivity period as defined in the Phenoxodiol license agreement, the Company would have been obligated to pay Novogen 2.5% of all net sales and 25% of commercialization income. After the exclusivity period, the Company would have been obligated to pay Novogen 1.5% of net sales.

Further, upon certain regulatory approvals, as defined in the Agreement, the Company would have been required to pay Novogen Research Pty Limited $8 million, together with interest on such amount from December 31, 2006, to the approval date. Thereafter, the Company would have been required to make annual license milestone fee payments of $8 million to Novogen Research Pty Limited beginning the year of the regulatory approval, and each year thereafter during the exclusivity period.

•

Triphendiol and NV-143 License Agreement. In May 2006, the Company entered into the license agreement for Triphendiol and NV-143. The agreement covered uses of Triphendiol and NV-143 in the field of prevention, treatment or cure of cancer in humans delivered in all forms except topical applications. The Company paid Novogen a total of $4 million in fiscal years 2006 through 2009 under the terms of the agreement.

Prior to its termination, the agreement had provided for $3 million to be paid to Novogen at the earlier of the date of enrollment of the first clinical trial subject in a Phase III clinical trial of the licensed product or December 31, 2011, and $8 million at the earlier of the date of first receipt of a NDA for the licensed product from the FDA or equivalent approval from a government agency in another country or December 31, 2013.

Additionally, the Company would have been obligated to pay Novogen royalties of 5% of all net sales and 25% of commercialization income during the term of the license; such royalty rate would have been reduced by 50% if the licensed patent rights in any country or territory expired, lapsed, or were revoked, or did not exist or were assigned to the Company and the product was entirely manufactured and supplied in such country. The Company would also have owed Novogen minimum royalties of $3,000,000 per year following the date of first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

•

NV-128 License Agreement. In August 2009, the Company entered into the NV-128 license agreement. The agreement covered the use of NV-128 in the field of prevention, treatment and cure of cancer in humans delivered in all forms except topical applications. The Company paid Novogen $1.5 million in August 2009 under the terms of the Agreement.

Prior to its termination, the agreement had provided for $1 million to be paid to Novogen at the earlier of the date an IND for the licensed product goes into effect or the equivalent approval of a government agency is obtained in another country or December 31, 2011, $2 million at the earlier of the date of enrollment of the first clinical trial subject in a Phase II clinical trial of the licensed product or December 31, 2012, $3 million at the earlier of the date of enrollment of the first clinical trial subject in a Phase III clinical trial of the licensed product or December 31, 2014, and $8 million at the earlier of the date of first receipt of a NDA for the licensed product from the FDA or equivalent approval from a government agency in another country or December 31, 2017.

Additionally, the Company would have been obligated to pay Novogen royalties of 5% of all net sales and 25% of commercialization income for the term of the license, and minimum royalties of $3 million per year following the date of first receipt of an NDA for a licensed product from the FDA (or equivalent approval from a government agency in any other country) until the expiration of the term.

Additionally, Novogen and the Company agreed to terminate, effective as of December 31, 2010, the services agreement entered into among such parties in September 2003 (the “Services Agreement”), under which Novogen had previously provided services to us relating to research and development services as well as administrative and accounting services, effective as of December 31, 2010.

Securities Subscription Agreements

On September 27, 2011, we entered into a Securities Subscription Agreement with Novogen, pursuant to which we sold to Novogen 222,222 shares of our common stock, at a purchase price of $9.00 per share, for proceeds of $2,000,000. The offering closed on September 29, 2011. On December 28, 2011, we entered into a

Securities Subscription Agreement with Novogen, pursuant to which we sold to Novogen 323,624 shares of our common stock, at a purchase price of $6.18 per share, for proceeds of $2,000,000. The offering closed on December 29, 2011.

Rights Offering

In March 2012, we distributed one subscription right for each share of common stock and each Series A warrant exercisable for a share of common stock to holders of record as of March 30, 2012. Each subscription right entitled the holder to purchase one Unit, which consisted of 0.0833 shares of our common stock and a warrant to purchase 0.0417 shares of the Company’s common stock. The subscription period expired on May 11, 2012. In connection with the rights offering, Novogen purchased 1,498,112 units consisting of 749,056 shares of common stock and warrants to purchase an additional 374,528 shares of common stock. The warrants are exercisable for a five-year period that began on May 11, 2012, at an exercise price of $7.14 per share.

Transactions and Corporate Opportunities

Under our current restated certificate of incorporation, while Novogen held at least 20% of our outstanding common stock, we were subject to certain provisions which serve to define and delineate the respective rights and duties of us, Novogen and some of our directors and officers in situations where:

•	Novogen invests or engages in business activities that are the same as, or similar to, our business activities;

•	directors, officers and/or employees of Novogen serve as our directors and/or officers; and

•	Novogen has interest in a potential transaction or matter in which we have a similar interest in exploiting as a matter of corporate opportunity.

In addition, under our current restated certificate of incorporation, while Novogen owned more than 20% of our common stock, it had no duty to refrain from investing in or engaging in activities or lines of business similar to ours and neither Novogen nor any of its officers, directors, stockholders, affiliates, subsidiaries or employees would be liable to us or our stockholders for breach of any fiduciary duty by reason of any of these activities. In addition, while Novogen held more than 20% of our outstanding common stock, if Novogen acquired knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Novogen, then neither Novogen nor any of its officers, directors, stockholders, affiliates, subsidiaries or employees had a duty to communicate or offer this corporate opportunity to us and would not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Novogen or any other such person pursued or acquired the corporate opportunity for itself, directed the corporate opportunity to another person or did not communicate information regarding the corporate opportunity to us.

We do not release from potential liability our own officers and directors in instances where a corporate opportunity is offered to the officer and/or director in his or her capacity as an officer and that person serves as a director, officer or employee of Novogen while holding the position of a director but not officer of MEI Pharma.

Further, any of our officers who is also a Novogen director but not a Novogen officer or employee may be potentially liable for exploiting our corporate opportunities whether or not such opportunities were offered to that officer in his or her official capacity.

By becoming one of our stockholders, holders are deemed to have notice of and consented to these provisions of our current restated certificate of incorporation.

While Novogen held at least 20% of the voting power of our outstanding capital stock, these provisions could not be amended or repealed without the affirmative vote of holders of 80% of the total voting power of all such classes of outstanding capital stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF

MEI PHARMA

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of February 1, 2013 (except as otherwise indicated below) by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our officers and directors, and (iii) our officers and directors as a group. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants or convertible preferred stock, exercisable or convertible on or within sixty (60) days of February 1, 2013, are deemed outstanding. Such shares however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The percentage of beneficial ownership described below is based on 15,015,454 shares of common stock outstanding, plus adjustments to the number of shares of common stock outstanding as described above, as of February 1, 2013.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percentage of Shares Beneficially Owned
Vivo Ventures VII, LLC (1)	4,660,796	30.2%
New Leaf Ventures II LP (2)	5,100,000	29.8%
Baker Bros. Advisors, LLC (3)	1,700,000	9.9%
RA Capital Management, LLC (4)	991,666	6.4%
Daniel P. Gold (5)	67,827	*
Thomas M. Zech (6)	10,514	*
Robert Mass (7)	6,166	*
Bryan Williams (8)(9)	2,232	*
Christine White (9)	2,086	*
Leah Cann (9)	2,086	*
William D. Rueckert (9)(10)	127,227	*
Charles V. Baltic III (9)(11)	19,086	*
All directors and executive officers as a group (8 individuals)	237,223	1.6%

*	Less than 1%.
(1)	Derived from Schedule 13D filed on December 18, 2012. The beneficial ownership reflected in the table includes 4,150,340 shares of common stock and warrants exercisable for an additional 411,041 shares held by Vivo Ventures Fund VII, L.P., and 90,456 shares of common stock and warrants exercisable for an additional 8,959 shares held by Vivo Ventures VII Affiliates Fund, L.P. Vivo Ventures VII, LLC is the sole general partner of both the Vivo VII Funds and may be deemed to beneficially own such shares. The principal business address is 575 High Street, Suite 201, Palo Alto, CA 94301.
(2)	Derived from Schedule 13D filed by New Leaf Ventures II L.P. on December 10, 2012, and from Form 3 filed on December 28, 2012, which describes the beneficial ownership reflected in the table of 3,000,000 common shares and warrants to purchase up to 2,100,000 common shares. Srinivas Akkaraju, Philippe O. Chambon, Jeani Delagardelle, Ronald Hunt, Vijay K. Lathi and James Niedel (the “Individual Managers”), as managers New Leaf Venture Management II, L.L.C. (“NLV Management II”), the sole general partner of New Leaf Venture Associates II, L.P. (“NLV Associates II” and, together with NLV Management II and the Individual Managers, the “Indirect Reporting Persons”), which in turn is the sole general partner of New Leaf Ventures II, L.P., have the power to vote or dispose of the shares listed above. Each Indirect Reporting Person disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for New Leaf Ventures II, L.P. is 7 Times Square, Suite 3502, New York, NY 10036.
(3)

Derived in part from Schedule 13D filed by Baker Bros. Advisors, LLC and its affiliates (667, L.P; Baker Brothers Life Sciences, L.P. and 14159, L.P. (collectively, the “Baker Funds)) on November 13, 2012 and the Company’s records. The beneficial ownership table reflects the beneficial ownership of 1,000,000 shares of common stock and warrants exercisable for 556,000 shares of common stock. Not included in the beneficial ownership table are 144,000 shares of common stock issuable upon the exercise of warrants, which would result in the ownership of greater than 9.99%. Pursuant to the terms of the warrants held by the Baker Funds, if at any time the beneficial ownership of the Baker Funds or their affiliates exceeds 9.99% of the shares of common stock outstanding immediately after giving effect to the exercise of the warrants, then the number of shares of common stock that may be acquired by the Baker Funds and their affiliates upon any exercise of the warrants will be limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by the Baker Funds and their affiliates does not exceed 9.99% of the total number of then issued and outstanding shares of common stock. The principal business address of Baker Bros. Advisors, LLC is 667 Madison Avenue, 21st Floor, New Your, NY 10065.
(4)	Derived from the Schedule 13G filed jointly by RA Capital Management, LLC, RA Capital Healthcare Fund, L.P. (the “RA”) and Peter Kolchinsky, who is the manager of RA Capital Management, LLC and the investment advisor of Blackwell Partners, LLC on January 3, 2013, in addition to the Company’s records. RA beneficially owns 621,775 shares of common stock, which represents 365,750 shares of common stock and warrants exercisable for 265,025 shares of common stock. In addition, Mr. Kolchinsky, as investment advisor of Blackwell Partners, LLC beneficially owns 369,891 shares of common stock, which represents 217,583 shares of common stock and warrants exercisable for 152,308 shares of common stock. The address for RA Capital Management, LLC and Blackwell Partners, LLC is 20 Park Plaza, Suite 1200, Boston, MA 02116.
(5)	Pursuant to the terms of the Gold Employment Letter, Dr. Gold received options to purchase 36,730 shares of MEI Pharma’s common stock in two separate tranches. The first tranche of options to purchase 18,365 shares of common stock of MEI Pharma was granted to Dr. Gold upon his appointment as President and Chief Executive Officer on April 23, 2010, with an exercise price per share equal to the closing price of MEI Pharma’s common stock on April 23, 2010. The second tranche of options to purchase 18,365 shares of common stock of MEI Pharma was granted to Dr. Gold on June 7, 2010, which date was no later than thirty (30) days following the public release of MEI Pharma’s Ovature study results, in accordance with the terms of the Gold Employment Letter. Of these two tranches of options, 25% vested one year from the effective date of the Gold Employment Letter and, thereafter, the remaining 75% of Dr. Gold’s options vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of MEI Pharma, as defined in the Gold Employment Letter, Dr. Gold’s options will become fully vested. Dr. Gold also received options to purchase 16,666 shares of MEI Pharma common stock in August 2011 and options to purchase 16,666 shares of common stock in August 2012; 25% of these options vest on the first anniversary of the applicable option grant date, and the remaining 75% of the options will vest in equal monthly installments over the following thirty-six (36) months. Dr. Gold also received options to purchase 50,000 shares of MEI Pharma common stock in November 2012; 67% of these options vested on the option grant date, and the remaining 33% of the options vested in December 2012 upon the closing of our private placement financing. Dr. Gold’s business address is c/o MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.
(6)	Mr. Zech received options to purchase 12,243 shares of MEI Pharma’s common stock, with an exercise price per share equal to the closing price of MEI Pharma’s common stock on June 18, 2010 pursuant to the terms and conditions of the Zech Employment Letter, the applicable stock option grant agreement and the 2008 Stock Omnibus Equity Compensation Plan. Of Mr. Zech’s options, 25% vested one year from the effective date of the Zech Employment Letter and, thereafter, the remaining 75% of Mr. Zech’s options vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of MEI Pharma, as defined in the Zech Employment Letter, Mr. Zech’s options will become fully vested. Mr. Zech also received options to purchase 4,422 shares of MEI Pharma common stock in August 2011 and options to purchase 12,500 shares of common stock in August 2012; 25% of these options vest on the first anniversary of the applicable option grant date, and the remaining 75% of the options will vest in equal monthly installments over the following thirty-six (36) months. Mr. Zech’s business address is c/o MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.

(7)	Dr. Mass received options to purchase 29,603 shares of MEI Pharma’s common stock, with an exercise price per share equal to the closing price of MEI Pharma’s common stock on June 1, 2011 pursuant to the terms and conditions of the Mass Employment Letter and the applicable stock option grant agreement. Of Dr. Mass’s options, 25% vested one year from the effective date of the Mass Employment Letter and, thereafter, the remaining 75% of Dr. Mass’s options vest in equal monthly installments over the following thirty-six (36) months. In the event of a Change in Control of MEI Pharma, as defined in the Mass Employment Letter, Dr. Mass’s options will become fully vested. Dr. Mass also received options to purchase 38,726 shares of common stock in August 2012 pursuant to the anti-dilution terms of the Mass Employment Letter; 25% of these options will vest on the first anniversary of the option grant date, and the remaining 75% of the options will vest in equal monthly installments over the following thirty-six (36) months. Dr. Mass’s business address is c/o MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.
(8)	Professor Bryan Williams is the beneficial owner of 2,232 shares of common stock, which includes 125 shares of common stock, 21 shares of common stock issuable upon the exercise of warrants, and as described in more detail in footnote 9 below, 2,086 shares of common stock issuable upon the exercise of options. Professor Williams exercises sole voting and investment control with respect to the shares. Professor Williams’s business address is c/o MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.
(9)	In accordance with the changes in non-executive director compensation approved by the Board of Directors on October 20, 2011, as described under the caption “Compensation of Directors” elsewhere in this proxy statement, each of Professor Williams, Dr. White, Ms. Cann, Mr. Rueckert, and Mr. Baltic received options to purchase 4,194 shares of MEI Pharma’s common stock, with an exercise price per share equal to the closing bid price of the common stock on October 20, 2011. One-third of such options vested on October 20, 2012, and, thereafter, the remaining two-thirds of such options will vest in equal monthly installments over the following twenty-four (24) months, subject to continued service on the Board of Directors. Additionally, each of Professor Williams, Dr. White, Ms. Cann, Mr. Rueckert, and Mr. Baltic received options to purchase 3,968 shares of MEI Pharma’s common stock, with an exercise price per share equal to the closing bid price of the common stock on September 21, 2012. One-third of such options will vest on September 21, 2013, and, thereafter, the remaining two-thirds of such options will vest in equal monthly installments over the following twenty-four (24) months, subject to continued service on the Board of Directors. In the event of a Change in Control, as defined in the 2008 Stock Omnibus Equity Compensation Plan, these options will become fully vested. Each individual listed above is the beneficial owner of 2,086 shares related to the option grants described above.
(10)	William D. Rueckert is the beneficial owner of 127,227 shares of common stock, which includes 584 shares of common stock, 124,557 shares of common stock issuable upon the exercise of warrants, and, as described in more detail in footnote 9 above, 2,086 shares of common stock issuable upon the exercise of options. Mr. Rueckert exercises sole voting and investment control with respect to the shares. Mr. Rueckert’s business address is c/o MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.
(11)	Mr. Charles V. Baltic III is the beneficial owner of 19,086 shares of common stock, which includes 17,000 shares of common stock, 2,086 shares of common stock issuable upon the exercise of options. Mr. Baltic exercises sole voting and investment control with respect to the shares. Mr. Baltic’s business address is c/o MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130.

WHERE YOU CAN FIND MORE INFORMATION

MEI Pharma files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that MEI Pharma files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. MEI Pharma’s SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.

If you would like to request documents from MEI Pharma, please send a request in writing or by telephone at the following address:

MEI Pharma, Inc.

11975 El Camino Real, Suite 101

San Diego, CA 92130

(858) 792-6300

Attn: Investor Relations

You should rely only on the information contained in this document to vote your shares at the stockholder meetings. MEI Pharma has not authorized anyone to provide you with information that differs from that contained in this document. This document is dated February , 2013. You should not assume that the information contained in this document is accurate as of any date other than that date.

Information on MEI Pharma’s Website

Information on any MEI Pharma’s website is not part of this document and you should not rely on that information in deciding whether to approve any of the proposals described in this document, unless that information is also in this document.

OTHER MATTERS FOR STOCKHOLDERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires MEI Pharma’s officers and directors and persons who beneficially own more than 10% of the Common Stock of MEI Pharma to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of MEI Pharma are also required by SEC regulations to furnish MEI Pharma with copies of all Section 16(a) forms they file.

Based solely on MEI Pharma’s review of the copies of such forms received by it with respect to the fiscal year ended June 30, 2012, all reports were filed on a timely basis, with the exception of a Form 4 filed by Novogen on October 5, 2011 with respect to its purchase of 222,222 shares of our common stock.

Stockholder Proposals

Stockholders who intend to present proposals at the fiscal 2014 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Secretary of the Company not later than October [    ], 2013. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2013 proxy materials. Notwithstanding the foregoing, in the event the date of Annual Meeting for fiscal 2014 is changed by more than 30 days from the date of the Annual Meeting for fiscal 2013, all stockholder proposals must be submitted a reasonable time before a solicitation is made.

Communication with the MEI Pharma Board of Directors

MEI Pharma’s stockholders may communicate with the Board of Directors, including non-executive directors or officers, by sending written communications addressed to such person or persons in care of MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130. All communications will be compiled by the Secretary and submitted to the addressee. If the Board of Directors modifies this process, the revised process will be posted on MEI Pharma’s website.

Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Householding of Proxy Materials for MEI Pharma Stockholders

This year, a number of brokers with account holders who are MEI Pharma stockholders will be “householding” MEI Pharma’s proxy materials. A single copy of this proxy statement will be delivered to multiple MEI Pharma stockholders sharing an address unless contrary instructions have been received from the affected MEI Pharma stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you notify your broker or MEI Pharma that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, MEI Pharma, Inc., 11975 El Camino Real, Suite 101, San Diego, California, 92130, or (3) contact MEI Pharma’s Chief Financial Officer, Thomas M. Zech, at: (858) 792-6300. Upon a written or oral request to the address or telephone number above, MEI Pharma will promptly deliver a separate copy of the annual report and proxy statement to a MEI Pharma stockholder at a shared address to which a single copy of the proxy statements was delivered. MEI Pharma stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

ANNEX A:

MEI Pharma, Inc.

Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

~~OF~~

~~MARSHALL EDWARDS~~

OF

MEI PHARMA, INC.

I.	The name of the corporation (hereinafter referred to as the “Corporation”) is ~~Marshall Edwards~~MEI Pharma, Inc. The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware was December 1, ~~2000.~~2000 and the original name of the Corporation was Marshall Edwards, Inc.

II.	Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

III.	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the DGCL, the Board of Directors of the Corporation having duly adopted resolutions setting forth and declaring advisable ~~the~~this Amended and Restated Certificate of Incorporation, including said amendments, and ~~in lieu of a vote of stockholders, written consent to this~~the stockholders of the Corporation having adopted this Amended and Restated Certificate of Incorporation~~, including said amendments, having been given by the holder(s) of all of the outstanding stock of the Corporation in accordance with Section 228~~ of the Corporation at a duly convened annual meeting of stockholders pursuant to Section 242(b) of the DGCL.

IV.	The Amended and Restated Certificate of Incorporation of the Corporation shall read as follows:

FIRST: The name of the Corporation is ~~Marshall Edwards~~MEI Pharma, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 113,100,000, consisting of (1) 100,000 shares of preferred stock, par value US$.01 per share (the “Preferred Stock”) and (2) 113,000,000 shares of common stock, par value US$.00000002 per share (the “Common Stock”).

The Board of Directors of the Corporation is expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of the Preferred Stock, for series of the Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and is expressly empowered to fix or subsequently change, by resolution or resolutions, the following provisions of the shares thereof:

(a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights (which may be special voting rights) and the preference or relation which such voting rights shall bear to the voting rights of any other class or any other series of this class;

(c) the annual dividend rate (or method of determining such rate), if any, payable on such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or any other series of this class;

(d) whether dividends on the shares of such series shall be cumulative, and, in the case of shares of a series having cumulative dividend rights, the date or dates (or method of determining the date or dates) from which dividends on the shares of such series shall be cumulative;

(e) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;

(f) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(g) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(h) whether the shares of such series shall be convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the happening of a specified event, shares of stock of any other class or of any other series of this class and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(i) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock, any other series of the Preferred Stock or any other class of capital stock;

(j) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any other class of capital stock; and

(k) any other powers, preferences or rights, or any qualifications, limitations or restrictions thereof.

Except as otherwise provided by such resolution or resolutions, all shares of the Preferred Stock shall be of equal rank. All shares of any one series of the Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

At each annual or special meeting of stockholders, and for all other purposes, each holder of shares of Common Stock shall be entitled to one vote per share of Common Stock.

FOURTH: (a) Purpose. Subject to the provisions of Clause (d) of this Article FOURTH, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

(b) Definitions. As used in this Article FOURTH, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to ~~Parent,~~ any Person, another Person that controls, is controlled by ~~Parent, controls Parent~~ or is under common control with ~~Parent, and shall mean, with respect to the Corporation, any Person that is controlled by the Corporation~~, such first Person.

“Corporate Opportunity” shall mean an investment or business opportunity or prospective economic advantage in which the Corporation could, but for the provisions of this Article FOURTH, have an interest or expectancy.

“Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization.

“Subsidiary” shall mean, with respect to ~~Parent, any corporation, association or other business entity other than the Corporation of which Parent and/or any of its other Subsidiaries other than the Corporation directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interests or similar voting interests of such Person other than directors’ qualifying shares, and shall mean, with respect to the Corporation~~any Person, any corporation, association or other business entity of which the ~~Corporation~~Person and/or any of its other Subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interests or similar voting interests of such Person other than directors’ qualifying shares.

(c) Competing Activities. Except as otherwise expressly provided in an agreement between the Corporation and any stockholder or by and ~~between~~among the Corporation and two or more stockholders, (i) the stockholders of the Corporation, ~~including, without limitation, Parent, and its~~ and their respective officers, directors, agents, stockholders, members, partners, Affiliates and Subsidiaries, may engage or invest in, independently or with others, business activities of any type or description, including, without limitation, those that might be the same as or similar to the Corporation’s business or the business of any Subsidiary of the Corporation; (ii) neither the Corporation, any Subsidiary of the Corporation nor any other stockholder of the Corporation shall have any right in or to such business activities; and (iii) to the extent required by applicable law in order to effectuate the purpose of this provision, the Corporation shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities.

(d) Corporate Opportunities.

(i) If ~~Parent~~a stockholder of the Corporation (or, except as set forth below, any of ~~its~~a stockholder’s officers, directors, agents, stockholders, members, partners, Affiliates or Subsidiaries, including, for the avoidance of doubt, any such Person that is a director of the Corporation) acquires knowledge of a potential transaction or matter ~~which~~that may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Corporation shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to it, any such interest or expectancy being hereby renounced, so that such Person shall have no duty to present such Corporate Opportunity to the Corporation and shall have the right to hold any such Corporate Opportunity for its (and its officers’, directors’, agents’, stockholders’, members’, partners’, Affiliates’ or Subsidiaries’) own account or to direct, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation or any Subsidiary of the Corporation. Such Person shall not breach any fiduciary duty by reason of the fact that such Person does not present such Corporate Opportunity to the Corporation or pursues or acquires such Corporate Opportunity for itself or directs, sells, assigns or transfers such Corporate Opportunity to another Person.

(ii) Notwithstanding the provisions of Clause (d)(i) of this Article FOURTH, the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered to any person (~~a~~A) who is an officer of the Corporation and who is also a director but not an officer or employee of ~~Parent; (b~~a stockholder of the Corporation; (B) who is a director but not an officer of the Corporation and who is also a director, officer or employee of ~~Parent~~a stockholder of the Corporation, if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation; or (~~c~~C) who is an officer or employee of ~~Parent~~a stockholder of the Corporation and an officer of the Corporation if such opportunity is expressly offered to such person in his or her capacity as an officer or employee of the Corporation.

(iii) For purposes of Clauses (c) and (d) this Article FOURTH only, (~~a~~A) a director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an office of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; ~~(b~~and (B) the term “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, ~~partnership interests or similar voting interests; and (c) the term “Parent” shall mean Novogen Limited, a corporation organized under the laws of~~

~~Australia, any person or entity which acquires beneficial ownership of all of the Common Stock beneficially owned by Parent, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which Parent beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power,~~ partnership interests or similar voting interests.

~~(iv) Anything in this Certificate of Incorporation to the contrary notwithstanding, (a) Clauses (c) and (d) of this Article FOURTH shall expire on the date that Parent ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors and no person who is a director or officer of the Corporation is also a director or officer of Parent; and (b) in addition to any vote of the stockholders required by law, until the time that Parent ceases to beneficially own Common Stock representing at least 20% of the total voting power of all classes of outstanding capital stock of the Corporation entitled to vote in the election of directors, the affirmative vote of the holders of more than 80% of the total voting power of all such classes of outstanding capital stock of the Corporation shall be required to alter, amend or repeal in a manner adverse to the interests of Parent, or adopt any provision adverse to the interests of Parent and inconsistent with, any provision of this Article FOURTH. Neither the alteration, amendment or repeal of this Article FOURTH nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article FOURTH shall eliminate or reduce the effect of this Article FOURTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article FOURTH, would accrue or arise prior to such alteration, amendment, repeal or adoption.~~

~~(e) Indemnification.~~

~~(i) If, and to the extent that, the Corporation, any stockholder of the Corporation or any other Person brings any action against Parent (or any of its officers, directors, agents, stockholders, members, partners, Affiliates or Subsidiaries) seeking any damages or injunctive or other equitable relief based on, arising out of or relating to, any breach or alleged breach of any fiduciary or other duty based on any action or inaction which is permitted by the provisions of this Article FOURTH, the Corporation shall, to the fullest extent permitted by law, indemnify and hold such persons harmless from and against all damages arising out of or in connection with any such action. The right to indemnification conferred herein shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such action in advance of its final disposition (an “Advancement of Expenses”); provided, however, that if, but only if and then only to the extent, the DGCL requires, an Advancement of Expenses incurred by an indemnitee hereunder shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article FOURTH or otherwise. The rights to indemnification and to the Advancement of Expenses conferred herein shall be contract rights and, as such, shall inure to the benefit of the indemnitee’s successors, assigns, heirs, executors and administrators.~~

~~(ii) If a claim for indemnification under this Article FOURTH hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses only upon a Final Adjudication that, the indemnitee has not met the applicable standard for indemnification, if any, set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that~~

~~indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth herein or in the DGCL, nor an actual determination by the Corporation (including its directors, or a committee thereof, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article FOURTH or otherwise, shall be on the Corporation.~~

~~(iii) The rights to indemnification and to the Advancement of Expenses conferred in this Article FOURTH shall not be exclusive of any other right which any person may have or hereafter acquire by any statute, this Certificate of Incorporation, the Corporation’s By-Laws, or any agreement, vote of stockholders or disinterested directors or otherwise.~~

(e)~~(f)~~ Notice to Holders. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article FOURTH.

FIFTH: The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation, subject to the reserved power of the stockholders to amend and repeal any By-Laws of the Corporation adopted by the Board of Directors.

SIXTH: Each person who at any time is or was an officer or director of the Corporation, and is or was threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an officer or director of the Corporation, or is or was serving at the request of the Corporation as an officer or director of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent permitted by Section 145 of the DGCL. The foregoing right of indemnification shall in no way be deemed exclusive of any other rights of indemnification to which such officer or director may be entitled under any statute, this Certificate of Incorporation, the By-Laws of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise.

SEVENTH: No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that such director is liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. This article shall not eliminate or limit the liability or a director for any act or omission occurring prior to the date when this article becomes effective. No amendment to, repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

EIGHTH: Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six (6) years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned, and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositaries, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as ~~the said~~such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, ~~the said~~such compromise or arrangement and ~~the said~~such reorganization shall, if sanctioned by the court to which ~~the said~~such application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

~~Tenth: Board of Directors.~~

~~(a) Number of Directors. The total number of directors which shall constitute the whole Board of Directors shall be determined in accordance with the By-laws of the Corporation, but shall not be less than two (2) nor more than nine (9).~~

~~(b) Classification of Board.~~

~~(i) Subject to the rights of any holders of any series of Preferred Stock that may be issued by the Corporation pursuant to a resolution or resolutions of the Board of Directors providing for such issuance, the directors of the Corporation shall be divided into three classes with respect to the term of office, each class to contain, as near as may be possible, one-third of the whole number of the Board, with the terms of office of one class expiring each successive year. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that time shall be elected by the stockholders to serve until the annual meeting of stockholders held three years next following and until their successors shall be elected and qualified.~~

~~(ii) (ii) In the event of any intervening changes in the authorized number of directors, the Board of Directors shall designate the class or classes to which the increases or decreases in directorships shall be apportioned and may designate one or more directorships as directorships of another class in order more nearly to achieve equality of number of directors among the classes; provided, however, that no such apportionment or redesignation shall shorten the term of any incumbent director.~~

~~(c) Vacancies. Subject to the limitations prescribed by law and this Restated Certificate of Incorporation, all vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the authorized number of directors, may be filled only by a vote of a majority of the directors then holding office, although less than a quorum, or by a sole remaining director; and any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor is duly elected and shall qualify or until such director’s earlier resignation or removal.~~

~~(d) Amendment to this Paragraph. In addition to any requirements of law or of any other provisions of this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote thereon shall be required to amend, alter, rescind or repeal any provision of this Article TENTH.~~

~~(e) Written Ballot. Unless and to the extent that the By-Laws so provide, elections of directors need not be by written ballot.~~

IN WITNESS WHEREOF, ~~Marshall Edwards~~MEI Pharma, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its President this ~~29~~             day of ~~April, 2002.~~                    , 2013.

~~MARSHALL EDWARDS~~MEI PHARMA, INC.

By:	~~/s/ Graham Kelly~~
~~Graham Kelly~~Daniel P. Gold President

ANNEX B:

MEI Pharma, Inc.

Amended and Restated 2008 Stock Omnibus Equity Compensation Plan

~~MARSHALL EDWARDS~~MEI PHARMA, INC.

AMENDED AND RESTATED

2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN

Section 1. Purpose

The Plan authorizes the Compensation Committee to provide Advisors, Employees and Non-Employee Directors that are providing, or have agreed to provide, services to the Company or its Affiliates, who are in a position to contribute to the long-term success of the Company or its Affiliates, with Grants. The Company believes that this incentive program will cause those Advisors, Employees and Non-Employee Directors to increase their interest in the welfare of the Company and its Affiliates, and aid in attracting, retaining and motivating Advisors, Employees and Non-Employee Directors of outstanding ability.

The Plan was originally effective as of December 9, 2008 upon approval by the stockholders of the Company, and amended and restated effective October 21, 2011, provided, however, that the share increase was effective December 1, 2011 upon approval by the stockholders of the Company. This amendment and restatement is effective as of ~~October 21, 2011~~January 29, 2013; provided that the share increases contemplated under Section 3 will be effective ~~December 1, 2011,~~ March 26, 2013, subject to approval by the stockholders of the Company

Section 2. Definitions

Capitalized terms used herein shall have the meanings set forth in this Section.

(a) “Advisor” shall mean advisors who render bona fide services to the Company or its subsidiaries where the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) “Affiliate” shall mean any Person which is included as a member with the Company in a controlled group of corporations, within the meaning of Code section 414(b), or which is a trade or business (whether or not incorporated) included with the Company in a group of trades or business under common control, within the meaning of Code section 414(c); provided, however, that in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code section 414(b), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Code sections 1563(a)(1), (2) and (3), and in applying Treas. Reg. section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Code section 414(c), the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treas. Reg. section 1.414(c)-2.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” shall have the meaning ascribed thereto in any effective employment or service agreement between the Company and the Grantee, or if no employment agreement is in effect that contains a definition of cause, then Cause shall mean a finding by the Compensation Committee, in its sole and absolute discretion, that the Grantee has (i) committed a felony or a crime involving moral turpitude, (ii) committed any act of gross negligence or fraud, (iii) failed, refused or neglected to substantially perform his duties (other than by reason of a physical or mental impairment) or to implement the directives of the Company, (iv) materially violated any policy of the Company, or (v) engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

(e) “Change in Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(ii) The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

Notwithstanding the foregoing definition of Change in Control, the Compensation Committee may modify the definition of Change in Control for a particular Grant as it deems appropriate to comply with Code section 409A or otherwise.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(g) “Company” shall mean ~~Marshall Edwards~~MEI Pharma, Inc., a corporation organized under the laws of the State of Delaware.

(h) “Compensation Committee” shall mean the members of the Board appointed by the Board to serve as the Compensation Committee with responsibility for the administration of the Plan, or if no such members of the Board are appointed, then the Compensation Committee shall consist of all of the members of the Board. In any case, the Board shall approve and administer all grants made to Non-Employee Directors. The members of the Board appointed to serve as the Compensation Committee, if applicable, should consist of two or more Persons who are “outside directors” as defined under Code section 162(m), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Compensation Committee” shall be deemed to refer to the Board or such subcommittee.

(i) “Disability” or “Disabled” shall mean a Grantee’s becoming disabled within the meaning of Code section 22(e)(3) or as otherwise determined by the Compensation Committee.

(j) “Employee” shall mean any individual that is providing, or has agreed to provide, services to the Company or an Affiliate of the Company as an employee.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Exercise Price” shall mean the purchase price of a Share subject to an Option, which shall not be less than the Fair Market Value of a Share as of the date an Option is granted.

(m) “Fair Market Value” of a Share on any given date, unless the Compensation Committee determines otherwise with respect to a particular Grant, shall mean (i) if the principal trading market for the Shares is a national securities exchange, the last reported sale price during regular trading hours thereof of a Share on the relevant date or (if there were no trades on that date) the last reported sales price during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Shares are not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of a Share during regular trading hours on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Shares are not publicly traded or, if publicly traded, are not so reported, the Fair Market Value per share shall be as determined by the Compensation Committee pursuant to any reasonable valuation method authorized under the Code.

(n) “Grant” shall mean a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

(o) “Grant Letter” shall mean a letter, certificate or other agreement accepted by the Grantee, evidencing the making of a Grant hereunder and containing such terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall approve.

(p) “Grantee” shall mean an Advisor, Employee or Non-Employee Director made a Grant under the Plan.

(q) “ISO” shall mean any Option or portion thereof that meets the requirements of an incentive stock option under Code section 422 and that is designated by the Compensation Committee to be an ISO.

(r) “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(s) “Nonqualified Option” shall mean any Option or portion thereof that is not an ISO.

(t) “Options” shall refer to options issued under and subject to the Plan.

(u) “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Shares, as described in Section 9.

(v) “Person” shall mean an individual, partnership, corporation, limited liability company or partnership, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

(w) “Plan” shall mean this Amended and Restated ~~Marshall Edwards~~MEI Pharma, Inc. 2008 Omnibus Equity Compensation Plan as set forth herein and as amended from time to time.

(x) “SAR” shall mean a stock appreciation right with respect to a Share.

(y) “Share” shall mean a share of common stock of the Company.

(z) “Stock Award” shall mean an award of Shares, with or without restrictions.

(aa) “Stock Unit” shall mean a unit that represents a hypothetical Share.

Section 3. Shares Available under the Plan

(a) Shares Authorized. Subject to the provisions of Section 13, the ~~total~~aggregate number of Shares ~~with respect to which Grants may be made under the Plan shall not exceed 2,500,000.~~that may be issued or transferred under the Plan shall be equal to the sum of the following: (i) ~~1,769,344~~1,769,334 Shares, plus (ii) the number of Shares subject to outstanding Grants under the Plan as of March 26, 2013, plus (iii) the number of Shares remaining available for issuance under the Plan but not subject to previously exercised, vested or paid Grants as of March 26, 2013; provided that in no event shall the maximum aggregate numbers of Shares that may be issued or transferred under the Plan exceed 2,186,000. If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any

Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the Shares subject to such Grants may again be available for purposes of the Plan. Shares surrendered in payment of the Exercise Price of an Option, and Shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. Upon the exercise of an Option through the net exercise procedure under Section 5(d) or upon the exercise of a SAR, then both for purposes of calculating the number of Shares remaining available for issuance under the Plan and the number of Shares remaining available for exercise under such Option or SAR, the number of such Shares shall be reduced by the gross number of Shares for which the Option or SAR is exercised and without regard to any cash settlement of a SAR. Except as provided with respect to cash settlement of SARs, to the extent that any Grants are paid in cash and not in Shares, any Shares previously subject to such Grants shall again be available for issuance or transfer under the Plan and shall not count against the share limits in this Section 3(a).

(b) Individual Limits. The maximum aggregate number of Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 400,000 Shares, subject to adjustment as described in Section 13 below. Shares that shall be subject to Options or SARS made under the Plan to any individual during any calendar year shall not exceed such number of Shares set forth above in this Section 3(b).

Section 4. Administration of the Plan

(a) Authority of the Compensation Committee. The Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select the Advisors, Employees and Non-Employee Directors to whom Grants may be made;

(ii) to determine the number of Shares subject to each such Grant;

(iii) to determine the terms and conditions of any Grant made under the Plan;

(iv) to determine whether to accelerate the exercisability of any or all applicable outstanding Grants at any time for any reason;

(v) to determine the restrictions or conditions related to the delivery, holding and disposition of Shares acquired pursuant to a Grant;

(vi) to prescribe the form of each Grant Letter;

(vii) to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Compensation Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Grant, Grant Letter or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Compensation Committee may deem necessary or advisable for the administration of the Plan.

All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Compensation Committee shall be final and binding on the Grantee, his or her beneficiaries and any other Person having or claiming an interest under such Grant.

(b) Manner of Exercise of Compensation Committee Authority. Any action of the Compensation Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, Grantees, or any Person claiming any rights under the Plan from or through any Grantee, except to the extent the Compensation Committee may subsequently modify, or take further action not inconsistent with, its prior action. If not specified in the Plan, the time at which the Compensation Committee must or may make any determination shall be determined by the Compensation Committee, and any such determination may thereafter be modified by the Compensation Committee. The express grant of any specific power to the Compensation

Committee, and the taking of any action by the Compensation Committee, shall not be construed as limiting any power or authority of the Compensation Committee. The Compensation Committee may delegate to officers or managers of the Company or any Affiliate of the Company the authority, subject to such terms as the Compensation Committee shall determine, to perform such functions as the Compensation Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. Each member of the Compensation Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Compensation Committee, nor any officer or employee of the Company acting on behalf of the Compensation Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Compensation Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Section 5. Options

The Compensation Committee may grant Options to an Employee, Advisor or member of the Board upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Options:

(a) Number of Shares. The Compensation Committee shall determine the number of Shares that will be subject to each Grant of Options to an Employee, Advisor or member of the Board.

(b) Type of Option and Price.

(i) The Compensation Committee may grant ISOs or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. ISOs may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in Code section 424. Nonqualified Options may be granted to Employees, Advisors or members of the Board.

(ii) The Exercise Price of Shares subject to an Option shall be determined by the Compensation Committee and may be equal to or greater than the Fair Market Value of a Share on the date the Option is granted. However, an ISO may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in Code section 424, unless the Exercise Price per Share is not less than 110% of the Fair Market Value of a Share on the date of grant.

(iii) Each ISO shall provide that, if the aggregate Fair Market Value of the Shares on the date of the grant with respect to which ISOs are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary of the Company, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

(c) Option Term. The Compensation Committee shall determine the term of each Option. The term of any Option for shall not exceed five years from the date of grant.

(d)~~(c)~~ Option Termination. Except as provided below, an Option may only be exercised while the Grantee is employed or engaged by the Company or any Affiliate as an Advisor, Employee or member of the Board. Unless otherwise determined by the Compensation Committee and set forth in a Grant Letter, Options shall terminate on the earliest of:

(i) the date on which the Grantee is no longer employed or engaged by the Company and any Affiliate on account of the Grantee’s termination for Cause. In addition, notwithstanding any other provisions of this

Section 5, if the Compensation Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed or engaged by the Company and any Affiliate or after the Grantee’s termination of employment or engagement, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Company has not yet delivered the Share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such Shares. Upon any exercise of an Option, the Company may withhold delivery of Share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture;

(ii) the 91st day following the date the Grantee is no longer employed or engaged by the Company and any Affiliate for any reason other than Cause, death, or Disability; provided, however, that in all cases the portion of any Option that is not vested on the date of termination of employment or engagement shall terminate immediately upon such termination;

(iii) the first anniversary of the date the Grantee’s employment or engagement by the Company and any Affiliate terminates on account of the Grantee’s death or Disability; provided, however, that the portion of any Option that is not vested on the date of such termination of employment or engagement shall terminate immediately upon such termination;

(iv) the fifth anniversary of the date of grant as set forth in the Grant Letter; and

(v) cancellation, termination or expiration of the Options pursuant to action taken by the Compensation Committee in accordance with Section 13.

For purposes of the Plan, employment or engagement by the Company and any Affiliate shall mean employment or service as an Employee, Advisor or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated his employment or engagement until the Grantee ceases to be an Employee, Advisor and member of the Board), unless the Compensation Committee determines otherwise.

(e)~~(d)~~ Exercise of Options. Only the vested portion of any Option may be exercised. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Compensation Committee (i) in cash, (ii) unless the Compensation Committee determines otherwise, by delivering Shares owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Compensation Committee) to ownership of Shares having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Compensation Committee may approve. In addition, in the event the Compensation Committee so determines, to the extent an Option is at the time exercisable for vested shares of Company Stock, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in Shares with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for those Shares. Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the Shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Compensation Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such Shares.

(f)~~(e)~~ Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

Section 6. Stock Awards

The Compensation Committee may issue or transfer Shares to an Employee, Advisor or member of the Board under a Stock Award, upon such terms as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Awards:

(a) General Requirements. Shares issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Compensation Committee. The Compensation Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Compensation Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the “Restriction Period.”

(b) Number of Shares. The Compensation Committee shall determine the number of Shares to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such Shares.

(c) Requirement of Employment or Service. If the Grantee is no longer employed or engaged by the Company or any Affiliate during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all Shares covered by the Grant as to which the restrictions have not lapsed, and those Shares must be immediately returned to the Company. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Shares of a Stock Award except under Section 14(b) below. Unless otherwise determined by the Compensation Committee, the Company will retain possession of certificates for Shares of Stock Awards until all restrictions on such Shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the Shares subject to restrictions when all restrictions on such Shares have lapsed. The Compensation Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such Shares have lapsed.

(e) Right to Vote and to Receive Dividends. Unless the Compensation Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote Shares of Stock Awards and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Compensation Committee, including, without limitation, the achievement of specific performance goals.

(f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Compensation Committee. The Compensation Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 7. Stock Units

The Compensation Committee may grant Stock Units, each of which shall represent one hypothetical Share, to an Employee, Advisor or member of the Board, upon such terms and conditions as the Compensation Committee deems appropriate. The following provisions are applicable to Stock Units:

(a) Crediting of Units. Each Stock Unit shall represent the right of the Grantee to receive a Share or an amount of cash based on the value of a Share, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Compensation Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Compensation Committee. The Compensation Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Requirement of Employment or Service. If the Grantee is no longer employed or engaged by the Company or any Affiliate prior to the vesting of Stock Units, or if other conditions established by the Compensation Committee are not met, the Grantee’s Stock Units shall be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Shares or any combination of the foregoing, as the Compensation Committee shall determine.

Section 8. Stock Appreciation Rights

The following provisions are applicable to SARs:

(a) General Requirements. The Compensation Committee may grant SARs to an Employee, Advisor or member of the Board separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The Compensation Committee shall establish the base amount of the SAR at the time the SAR is granted, which shall be equal to or greater than the Fair Market Value of a Share as of the date of grant of the SAR. The base amount of each SAR shall be equal to the per Share Exercise Price of the related Option, provided such Exercise Price is equal to or greater than the Fair Market Value of a Share as of the date of grant of the SAR or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a Share as of the date of ~~Grant~~grant of the SAR.

(b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Shares covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of Shares.

(c) Exercisability. A SAR shall be exercisable during the period specified by the Compensation Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. The Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed or engaged by the Company or Affiliate or during the applicable period after termination of employment or engagement as described in Section 5(c) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Compensation Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Share on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a) above.

(f) Form of Payment. The appreciation in a SAR shall be paid in Shares, cash or any combination of the foregoing, as the Compensation Committee shall determine. For purposes of calculating the number of Shares to be received, Shares shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 9. Other Stock-Based Awards

The Compensation Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 5, 6, 7 and 8 of the Plan) that are based on or measured by Shares, to any Employee, Advisor or member of the Board, on such terms and conditions as the Compensation Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Compensation Committee shall determine.

Section 10. Dividend Equivalents

The Compensation Committee may grant Dividend Equivalents in connection Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or Shares, and upon such terms as the Compensation Committee may establish, including, without limitation, the achievement of specific performance goals.

Section 11. Qualified Performance-Based Compensation

The Compensation Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under Code section 162(m). The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under Code section 162(m):

(a) Performance Goals.

(i) When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Compensation Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance will be measured, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Compensation Committee deems appropriate and consistent with the Plan and Code section 162(m).

(ii) The business criteria may relate to the Grantee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Compensation Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, earnings before income taxes, EBITDA (earnings before income tax expense, interest expense, and depreciation and amortization expense), return on assets, shareholder return, return on equity, growth in assets, unit volume, sales or market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

(b) Establishment of Goals. The Compensation Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m). The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Compensation Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c) Announcement of Grants. The Compensation Committee shall certify and announce the results for each performance period to all Grantees after the announcement of the Company’s financial results for the performance period. If and to the extent that the Compensation Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as “qualified performance-based compensation” under Code section 162(m), a Grantee may not accrue more than $1,000,000 of such Dividend Equivalents during any calendar year.

(d) Death, Disability or Other Circumstances. The Compensation Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

Section 12. Deferrals

The Compensation Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Grantee in connection with any Stock Units or Other Stock-Based Awards. If any such deferral election is permitted or required, the Compensation Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of Code section 409A.

Section 13. Adjustment Upon Changes in Capitalization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange or issuance of Shares or other securities, any stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar transactions or events, affects the Shares, then the Compensation Committee shall make such adjustment ~~as is~~, in such manner as the Compensation Committee deems appropriate, in order to prevent dilution or enlargement of the rights of Grantees under the Plan, including adjustment in (i) the number and kind of Shares deemed to be available thereafter for Grants under Section 3, (ii) the number and kind of Shares that may be delivered or deliverable in respect of outstanding Grants, and (iii) the price per share or the applicable market value of such Grants. In addition, the Compensation Committee shall make such adjustments as are appropriate in the terms and conditions of, and the criteria included in, Grants (including, without limitation, cancellation of Grants in exchange for the in-the-money value, if any, of the vested portion thereof, cancellation of unvested Grants for no consideration, cancellation of out-of-the-money Grants for no consideration, substitution of Grants using securities of a successor or other entity, acceleration of the time that Grants expire, or adjustment of performance targets) in recognition of unusual or nonrecurring events (including, without limitation, a Change in Control or an event described in the preceding sentence) affecting the Company or any Affiliate of the Company or the financial statements of the Company or any Affiliate of the Company, or in response to changes in applicable laws, regulations or accounting principles. Any adjustments to outstanding Grants shall be consistent with Code section 409A or 424, to the extent applicable. Any adjustments determined by the Compensation Committee shall be final, binding and conclusive.

Section 14. Restrictions on Shares.

(a) Restrictions on Issuing Shares. No Shares shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Compensation Committee.

The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on any subsequent disposition of the Shares issued or transferred thereunder as the Compensation Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof.

(b) Transfer Restrictions.

(i) Nontransferability of Options. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (A) by will or by the laws of descent and distribution or (B) with respect to Grants other than ISOs, pursuant to a domestic relations order. When a Grantee dies, the personal representative or other Person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(ii) Transfer of Nonqualified Stock Options. Notwithstanding (i) above, the Compensation Committee may provide, in a Grant Letter, that a Grantee may transfer Nonqualified Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Compensation Committee may determine; provided that the Grantee receives no consideration for the transfer of the Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

(c) ISO Notice. A Grantee shall notify the Company of any disposition of Shares acquired upon exercise of an ISO if such disposition occurs within one year of the date of such exercise or within two years of the date of grant of such ISO. The Company may impose such procedures as it determines may be necessary to ensure that such notification is made.

(d) Requirements for Issuance or Transfer of Shares. No Shares shall be issued or transferred in connection with any Grant made hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Compensation Committee. The Compensation Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the Shares as the Compensation Committee shall deem necessary or advisable, and certificates representing such Shares may be legended to reflect any such restrictions. Certificates representing Shares issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 15. Withholding of Taxes.

All Grants made under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other Person receiving or exercising Grants pay to the Company or any Affiliate the amount of any federal, state or local taxes that the Company or any Affiliate is required to withhold with respect to such Grants, or the Company or any Affiliate may deduct from other wages paid by the Company or any Affiliate the amount of any withholding taxes due with respect to such Grants. If the Compensation Committee so permits, a Grantee may elect to satisfy the applicable tax withholding obligation with respect to a Grant by having Shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Compensation Committee and may be subject to the prior approval of the Compensation Committee.

Section 16. Consequences of a Change in Control.

(a) Notice and Acceleration. Unless the Compensation Committee determines otherwise, effective upon the date of the Change in Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Compensation Committee may determine.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change in Control, in addition to the actions described in Section 13, the Compensation Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Compensation Committee may (i) require that Grantees surrender their outstanding vested Options and SARs in exchange for one or more payments by the Company, in cash or Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then Fair Market Value of the Shares subject to the Grantee’s unexercised, vested Options and SARs exceeds the Exercise Price of the vested Options or the base amount of the vested SARs, as applicable, (ii) provide for the cancellation of unvested Grants for no consideration, (iii) provide for the cancellation of out-of-the-money Grants for no consideration, (iv) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Compensation Committee deems appropriate, or (v) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change in Control or such other date as the Compensation Committee may specify.

Section 17. General Provisions

(a) Grant Letter. Each Grant shall be evidenced by a Grant Letter. The terms and provisions of such Grant Letters may vary among Grantees and among different Grants made to the same Grantee.

(b) No Right to Employment. The making of a Grant in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee’s employment relationship with the Company or its Affiliates, or, until Shares are issued, any rights as a stockholder of the Company. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect. For purposes of the Plan, a sale of any Affiliate of the Company that employs or engages a Grantee shall be treated as the termination of such Grantee’s employment or engagement, unless the Grantee shall otherwise continue to provide services to the Company or another subsidiary of the Company as an employee or director.

(c) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Compensation Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(d) No Funding. No Grantee, and no beneficiary or other Persons claiming under or through the Grantee, shall have any right, title or interest by reason of any Option to any particular assets of the Company or Affiliates of the Company, or any Shares allocated or reserved for the purposes of the Plan or subject to any Grant except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Plan.

(e) Governing Law; Jurisdiction. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. To the extent the Grantee is a party to an employment agreement with the Company or any of its subsidiaries that provides for binding arbitration of employment disputes, then any disputes between the Company and such Grantee arising under the Plan shall be arbitrated in accordance with the procedures set forth in such employment agreement.

(f) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer Shares under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to Persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that ISOs comply with the applicable provisions of Code section 422, that the Plan comply with the applicable provisions of Code section 162(m) and that, to the extent applicable, Grants be exempt from or comply with the requirements of Code section 409A. Notwithstanding the foregoing, the Committee makes no representation that the Grants awarded under the Plan shall be exempt from or comply with Code section 409A and makes no undertaking to preclude Code section 409A from applying to Grants awarded under the Plan. To the extent that any legal requirement of section 16 of the Exchange Act or Code sections 422, 162(m) or 409A as set forth in the Plan ceases to be required under section 16 of the Exchange Act or Code sections 422, 162(m) or 409A, that Plan provision shall cease to apply. To the extent applicable, if on the date of a Grantee’s “separation from service” (as such term is defined under Code section 409A), Shares (or shares of any other company required to be aggregated with the Company for purposes of Code section 409A and its corresponding regulations) are publicly-traded on an established securities market or otherwise and the Grantee is a “specified employee” (as such term is defined in Code section 409A(a)(2)(B)(i) and its corresponding regulations) as determined by the Committee (or its delegate) in its discretion in accordance with the requirements of Code sections 409A and 416, then all Grants that are deemed to be deferred compensation subject to the requirements of Code section 409A and payable within six months following such Grantee’s “separation from service” shall be postponed for a period of six months following the Grantee’s “separation from service” with the Company. The Compensation Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section

(g) Grants made in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Compensation Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Compensation Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for awards made by such corporation. Notwithstanding anything in the Plan to the contrary, the Compensation Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options at a price necessary to retain for the Grantee the same economic value as the prior options.

(h) Application of Company Clawback Policy. All Grants under the Plan are subject to the applicable provisions of the Company’s clawback or recoupment policy approved by the Board~~,~~ or the Compensation Committee; as such policy may be in effect from time to time.

Section 18. Amendment or Termination.

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Compensation Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in accordance with the applicable stock exchange in which such shares of Company Stock are registered, as in effect from time to time; provided that an adjustment to an Option or SAR pursuant to Section 13 above shall not constitute a repricing of the Option or SAR.

(c) Stockholder Re-Approval Requirement. If Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents are granted as “qualified performance-based compensation” under Section 11 above, the Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 11, if required by Code section 162(m) or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on December 8, 2018, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(e) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Compensation Committee acts under Section 17(f) above. The termination of the Plan shall not impair the power and authority of the Compensation Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 17(f) above or may be amended by agreement of the Company and the Grantee consistent with the Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X MEI PHARMA, INC. 01KSBB 1 U P X + Form of Annual Meeting Proxy Card . NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. + IMPORTANT ANNUAL MEETING INFORMATION A Proposals Proposal No. 3 – Approval of the Amended and Restated Certificate of Incorporation to declassify the Board of Directors and to alter certain existing provisions relating to corporate opportunities presented to stockholders of MEI Pharma, Inc. 01 - Charles V. Baltic III Proposal No. 1 – Election of Directors For Withhold For Against Abstain Proposal No. 2 – Ratification of appointment of BDO USA, LLP as MEI Pharma, Inc.’s independent registered public accounting firm for the fiscal year ending June 30, 2013. The Board of Directors recommends that you vote FOR the listed nominee and FOR proposals No. 2, No. 3 and No. 4: B Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below. C Authorized Signatures This section must be completed for your vote to be counted. Date and Sign Below Date (mm/dd/yyyy) Please print date below. Signature 1 Please keep signature within the box. Signature 2 Please keep signature within the box. Proposal No. 4 – To approve the Amended and Restated MEI Pharma, Inc. 2008 Stock Omnibus Equity Compensation Plan to increase the number of shares of common stock that may be subject to awards under the plan from 416,666 to 2,186,000 and to increase the number of shares of common stock that may be subject to awards granted to any individual in any calendar year from 66,666 to 400,000. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on March 25, 2013. Vote by Internet Log on to the Internet and go to www.investorvote.com/MEIP Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM 1 5 4 4 3 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345

 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH ANDRETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — MEI PHARMA, INC. FORM OF PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING TUESDAY, MARCH 26, 2013 Please sign, date and return promptly in the enclosed envelope.

The undersigned hereby appoints Daniel P. Gold and Thomas M. Zech, and each of them, as proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, to vote your shares of MEI Pharma, Inc. Common Stock at the Annual Meeting of Stockholders of MEI Pharma, Inc. to be held on Tuesday, March 26, 2013, at 10:00 a.m. (local time) at the offices of Morgan, Lewis & Bockius LLP, located at One Market, Spear Street Tower, San Francisco, CA 94105-1596, and at any adjournments thereof upon matters set forth in the Proxy Statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE LISTED NOMINEE FOR DIRECTOR, (II) FOR THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2013, (III) FOR THE ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND (IV) FOR THE ADOPTION OF THE AMENDED AND RESTATED 2008 STOCK OMNIBUS EQUITY COMPENSATION PLAN. NOTE: In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

Each of the foregoing proposals is more fully described in the accompanying proxy statement.

This proxy will be voted as specified above. If no direction is made, this proxy will be voted FOR all nominees listed above and as recommended by the Board on the other items listed above. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting to be Held on March 26, 2013. MEI Pharma, Inc.’s Proxy Statement and 2012 Annual Report are available at https://materials.proxyvote.com/            .